UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Schneider National, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting
of Shareholders and
Proxy Statement
Monday, April 24, 2023
8:00 a.m. Central Time
Online at www.virtualshareholdermeeting.com/SNDR2023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 9, 2023
To Our Shareholders:
On behalf of the Board of Directors, we would like to invite you to attend Schneider National, Inc.’s 2023 Annual Meeting of Shareholders. The meeting will be held virtually on Monday, April 24, 2023, at 8:00 a.m. Central Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SNDR2023, where you will be able to listen to the meeting live, submit questions and vote online.
You will find information regarding the matters to be voted on in the proxy statement which accompanies this notice. We are sending many of our shareholders a notice regarding the internet availability of the proxy statement, our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other materials on how to vote via the internet, mail, or telephone (“Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials also contains instructions on how you may receive a printed copy of the Proxy Statement and 2022 Annual Report on Form 10-K.
Shareholders of record as of the close of business on February 14, 2023 (the “Record Date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 1-5 of the accompanying proxy statement for additional information regarding joining the meeting and how to vote your shares.
Your vote is important. Whether or not you plan to attend the annual meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and vote your shares at the virtual meeting if you wish to do so.
If you own shares through a broker, bank, or other nominee, you should contact your bank, broker, or nominee for additional information.
Thank you for your continued confidence in our Company.
Sincerely,

James L. Welch Chairman of the Board	Mark B. Rourke Chief Executive Officer, President and Director
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 24, 2023:
This Notice of Annual Meeting, the Proxy Statement, and the 2022 Annual Report are available at www.proxyvote.com.

Notice of Annual Meeting
of Shareholders
Monday, April 24, 2023
The 2023 Annual Meeting of Shareholders of Schneider National, Inc. will be held online at www.virtualshareholdermeeting.com/SNDR2023 on Monday, April 24, 2023, at 8:00 a.m. Central Time, to vote on the items listed below.
The following items will be voted on at the Annual Meeting:
1.	To elect nine directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.	To hold an advisory vote to approve the compensation of our named executive officers.
We will also take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of that meeting.
The Board of Directors recommends a vote “FOR” items 1, 2 and 3. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.
The Board of Directors has fixed the close of business on February 14, 2023 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
If you held your shares on the record date, you can vote your shares by any of the following methods:
ONLINE: You can vote online at www.proxyvote.com.
TELEPHONE: In the U.S. or Canada, you can vote your shares toll-free. Go to www.proxyvote.com to find the phone number.
MAIL: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
ATTENDING THE VIRTUAL MEETING: You may attend the virtual Annual Meeting and vote your shares during the meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/SNDR2023. To attend the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m. Central Time. Online check-in will begin at 7:45 a.m. Central Time, and you should allow ample time for the online check-in procedures.
We urge you to submit your proxy as soon as possible.
This proxy statement and accompanying proxy card are first being sent to shareholders on or about March 9, 2023.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON April 24, 2023 Schneider’s Notice of Annual Meeting, 2023 Proxy Statement and 2022 Annual Report are available on the Internet at www.proxyvote.com.
Sincerely,

Green Bay, Wisconsin March 9, 2023	Thomas G. Jackson Corporate Secretary

PROXY STATEMENT
GENERAL INFORMATION
Introduction
This proxy statement is being furnished to shareholders by the Board of Directors (“Board”) of Schneider National, Inc. (the “Company,” “Schneider,” “we,” “our,” “us” or similar terms), beginning on or about March 9, 2023.
This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Monday, April 24, 2023, at 8:00 a.m. Central Time, online at www.virtualshareholdermeeting.com/SNDR2023, and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
Availability of Proxy Materials
On or about March 9, 2023, we mailed our shareholders a notice regarding the availability of proxy materials on the Internet (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2022. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other shareholders, in accordance with their prior requests, have received email notification of how to access our proxy materials and vote over the Internet, or have been mailed paper copies of our proxy materials and a proxy card or a vote instruction form from their bank or broker.
If you want to receive a paper or email copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by April 10, 2023 to facilitate timely delivery.
Record Date; Voting Rights; Quorum
Only holders of record of our Class A common stock and Class B common stock (collectively, our “Common Stock”) at the close of business on February 14, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, we had outstanding and entitled to vote: (a) 83,029,500 shares of Class A common stock, each of which is entitled to ten votes per share, with an aggregate of 830,295,000 votes; and (b) 95,663,952 shares of Class B common stock, each of which is entitled to one vote per share, with an aggregate of 95,663,952 votes. The presence (by virtual attendance online or by proxy) of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists. For additional information, please see “How Proxy Votes Are Tabulated” below.

Shareholders of Record;
Street Name Shareholders
If your shares of Common Stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” with respect to those shares, and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is sent directly to you. If your shares are held in an account at a bank, broker, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is forwarded to you by that firm.
If you are a shareholder of record, you may vote your shares over the Internet or by telephone by following the instructions on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and returning your proxy card to the Company by mail according to the instructions printed on your proxy card. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity. If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your bank or broker and returning it according to the instructions provided by your bank or broker. If you provide specific directions to your broker or nominee on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker or nominee as you have directed.
We may reimburse those firms for reasonable fees and out-of-pocket costs incurred by your bank, broker, or nominee in forwarding the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) to you.
Proxy Solicitation
We will bear the cost of our solicitation of proxies. In addition to using the Internet, our directors, officers, and employees may solicit proxies from shareholders in person and by mail, telephone, facsimile, or electronic transmission for which they will not receive any additional compensation. We also have arrangements with brokers and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held by those persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred.
How to Vote
You may vote in the following ways:
ONLINE: You can vote online at www.proxyvote.com.
TELEPHONE: In the U.S. or Canada, you can vote your shares toll-free. Go to www.proxyvote.com to find the phone number.
MAIL: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card.

ATTENDING THE VIRTUAL MEETING: You may attend the virtual Annual Meeting and vote your shares during the meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/SNDR2023. To attend the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m. Central Time. Online check-in will begin at 7:45 a.m. Central Time, and you should allow ample time for the online check-in procedures.
Unless you virtually attend and vote your shares at the Annual Meeting, we must receive your vote by 11:59 p.m. Eastern Time the day before the Annual Meeting for your vote by proxy to be counted.
How Proxy Votes Are Tabulated
Only the shares of Common Stock represented by valid proxies that have been received and which have not been revoked prior to the time that polls are closed for voting during the meeting will be voted and tallied by the Inspector of Election at the meeting. Votes cast at the meeting by proxy or electronically by attending shareholders will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters.
If you are a beneficial owner of shares held in street name and you do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters on your behalf but cannot vote on non-routine matters on your behalf without specific voting instructions from you. Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. All other proposals are non-routine matters.
If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, and they are not counted in determining the number of votes present for the particular matter.
If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders (i.e., the persons named in the proxy card provided by the Board) will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting or any adjournment or postponement of the meeting.
If any other business properly comes before the meeting or any adjournment or postponement of the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.

Vote Required to Approve Proposals
Assuming that a quorum is present at the meeting, the votes described in the table below are required under our governing documents and Wisconsin state law. Shares of the Company’s Class A common stock and Class B common stock vote together as a single class in each of the matters described below.
Item	Vote Required	Effect of Abstentions and Broker Non-Votes on Vote Required
Proposal 1 — Election of directors
Each director will be elected by a plurality of the votes cast at the Annual Meeting. Cumulative voting is not permitted. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors.

Abstentions and broker non-votes will have no effect on the election of directors. Votes “withheld” will have no effect. Only votes cast “for” a director will have an effect on the election of directors.

If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is not entitled to vote your shares.

Proposal 2 — Ratification of appointment of independent registered public accounting firm	Votes cast “for” this proposal must exceed the votes cast “against” it to be approved.
Abstentions and broker non-votes do not count as votes “for” or “against” this proposal and will be disregarded in the calculation of votes cast.

If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is entitled to vote your shares.

Proposal 3 — Advisory vote to approve the compensation of our named executive officers	The votes cast “for” this proposal must exceed the votes cast “against” this proposal for it to be approved.
Abstentions and broker non-votes do not count as votes “for” or “against” this proposal and will be disregarded in the calculation of votes cast.

If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is not entitled to vote your shares.

How to Revoke Your Proxy
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may revoke your previously submitted proxy by submitting a written notice of revocation to us, by voting again on a later date over the Internet, by telephone or by signing and returning a new proxy card by mail (in which case only your latest proxy submitted prior to the Annual Meeting will be counted), or by virtually attending the Annual Meeting and voting during the Annual Meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again.

Information on Attending the Annual Meeting
The Annual Meeting will be held entirely online through an audio webcast to allow broader participation.
Shareholders may attend the virtual Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/SNDR2023. To attend the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Shares held in your name as the shareholder of record on the record date may be voted electronically during the Annual Meeting. Shares for which you were the beneficial owner as of the record date but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.
The Annual Meeting will begin promptly at 8:00 a.m. Central Time. Online check-in will begin at 7:45 a.m. Central Time, and you should allow ample time for the online check-in procedures.
Householding
Pursuant to the rules of the Securities and Exchange Commission (“SEC”), services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability, annual report to shareholders or proxy statement. Upon written or oral request, we will promptly deliver a separate copy of our Notice of Internet Availability, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of Notices of Internet Availability, annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the Notice of Internet Availability, annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify us of their requests by calling or writing Thomas G. Jackson, Corporate Secretary, at Schneider National, Inc., 3101 South Packerland Drive, Green Bay, WI 54313, or at telephone number (920) 592-2000.
Annual Report to Shareholders
Our Annual Report for the year ended December 31, 2022 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet Availability if you want to review our Annual Report online. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that, in conjunction with our Amended and Restated Bylaws (our “Bylaws”) and the Board committee charters, establish principles and practices relating to the operation of the Board and its committees. The Corporate Governance Guidelines address our director qualification and independence standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession planning and the Board’s annual self-evaluation of its performance.
The Corporate Governance Guidelines are available, free of charge, on our website, https://schneider.com. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the SEC. A copy of our Corporate Governance Guidelines is also available free of charge in print to any shareholder who requests a copy by calling or writing to our Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 or at telephone number (920) 592-2000.
Code of Conduct and Code of Ethics
Schneider seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. Schneider’s Code of Conduct set outs the principles that guide our business practices – safety, integrity, respect, and excellence. The Code of Conduct applies to all associates, including our chief executive officer, principal financial officer, and principal accounting officer. Relevant sections of the code also apply to the Board. We expect our suppliers, contractors, consultants, and other business partners to follow the principles set forth in our Code of Conduct when providing goods and services to Schneider or acting on its behalf.
In addition to our Code of Conduct, we maintain a Code of Ethics for CEO and Senior Financial Officers (the “Code of Ethics”) that qualifies as a “code of ethics” under applicable SEC regulations. The Code of Ethics applies to our CEO, principal financial officer, principal accounting officer and controller.
Our Code of Conduct and Code of Ethics are jointly managed by our Human Resources organization and our Legal Department, under the oversight of Schneider’s Chief Compliance Officer. Employees receive the Code of Conduct upon joining Schneider, annually certify their understanding of the Code of Conduct and participate annually in required training. With input from relevant stakeholders and executive leadership, we regularly review and update our Code of Conduct and Code of Ethics and related policies to provide clear, actionable guidance to our associates, executive officers, and directors.
Waivers of our Code of Conduct for non-executive officers, managers or associates may be made only by our CEO, CFO or General Counsel. Any waiver of our Code of Conduct for directors or executive officers may be made only by the Board of Directors or an appropriate committee of the Board of Directors and will be promptly disclosed as required by applicable law or exchange listing requirements. Any waiver of our Code of Ethics may be made only by the Board and will be promptly disclosed to our shareholders through publication on our website, https://investors.schneider.com. Our Audit Committee is responsible for annually reviewing the process for communicating and monitoring compliance with the Code of Conduct and our

Code of Ethics. Amendments to either Code must be approved by the Board and will be promptly disclosed (other than technical, administrative, or non-substantive changes). Our Corporate Governance Committee is responsible for periodically reviewing the provisions of each of the codes for adequacy and appropriateness. The Code of Conduct or the Code of Ethics are each available on our website, https://schneider.com, and copies are also available free of charge to any shareholder who requests a copy by calling or writing to our Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 or at telephone number (920) 592-2000.
Review, Approval or Ratification of Transactions with Related Persons
The Board has adopted a related person transaction policy which delineates the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which the Company (or any of its subsidiaries) and any director or executive (or any immediate family member or affiliated entity of any director or executive) either is or will be a participant or have a direct or indirect interest, involving an amount greater than $120,000 (“Related Person Transaction”).
Under the policy, each director and executive officer is required to identify any such transaction, arrangement, or relationship that they, their immediate family members or their affiliated firms are or will be involved in, and of any changes to such transactions, arrangements, or relationships. The Corporate Governance Committee is responsible for reviewing each disclosed covered transaction, arrangement, or relationship to determine whether the transaction qualifies as a related person transaction due to the related person having a direct or indirect material interest. If the Corporate Governance Committee determines a transaction qualifies as a related person transaction, it will take action as it deems to be necessary and appropriate, including approval, disapproval, ratification, cancellation, or making a recommendation to management regarding the transaction. Only disinterested members of the Corporate Governance Committee participate in those determinations. If it is not practical to convene a meeting of the Corporate Governance Committee, the Chair of the Corporate Governance Committee may make a determination and report it to the other members of the Corporate Governance Committee. The factors that the Corporate Governance Committee or the Chair of the Corporate Governance Committee will consider in making the determination as to what action should be taken with respect to a related person transaction include, but are not limited to:
•	the related person involved and his, her or its relationship to our Company;
•	the related person’s interest and role in the proposed transaction;
•	the proposed terms of the transaction (including aggregate value and value to be derived by the related person);
•	the benefits to our Company of the proposed transaction;
•	if applicable, the availability to us of alternative means or transactions to obtain like benefits;
•
an assessment of whether the proposed transaction is on terms that are comparable to the terms that would exist in a similar transaction with an unaffiliated third party (or other information bearing on whether the proposed transaction is fair to us); and

•	an assessment of whether the proposed transaction is consistent with our other policies that also govern the proposed transaction.
The Corporate Governance Committee is required to report its action with respect to any related person transaction to the Board.
Related Person Transactions in 2022
The following is a description of each transaction that has occurred during 2022, and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Schneider Family Board Nomination Process Agreement
Pursuant to a 2016 agreement between the Company and certain members of the founding Schneider family (the “Schneider Family Nomination Agreement”), on an annual, rotating basis or, at any meeting of shareholders at which directors are to be elected, the Board is required to include in the slate of director nominees recommended to our shareholders for election to the Board, two director nominees amongst a group of the following five specified members of the Schneider family – Mary P. DePrey, Therese A. Koller, Paul J. Schneider, Thomas J. Schneider and Kathleen M. Zimmermann (collectively, the “Original Participating Family Members”) . The original Schneider Family Nominated Agreement provided that the right to be nominated to the Board would rotate among the Original Participating Family Members through 2025 and anticipated that each Original Participating Family Member would be nominated and serve on the board for three consecutive one-year terms on a rotating basis.
In February 2023, the Company and the Original Participating Family Members agreed to amend the Schneider Family Nomination Process Agreement to extend the term of the Schneider Family Nomination Agreement and continue through 2040 the current director rotation amongst the Original Participating Family Members other than Thomas J. Schneider (the “Remaining Participating Family Members”), who has irrevocably renounced all of his rights to serve as a director pursuant to the Schneider Family Nomination Agreement. The Schneider Family Nomination Agreement provides that each Remaining Participating Family Member who is nominated in accordance with the Schneider Family Nomination Agreement is required to satisfy the qualifications for service as a director which are set forth in our Bylaws or such qualifications must be waived in accordance with our Bylaws.
If any of the Remaining Participating Family Members is unable or declines to serve all or any portion of such individual’s annual rotation, the Remaining Participating Family Member who is next in the specified order of succession will be appointed to fill the vacancy and will be nominated for election at the next annual meeting of shareholders and each annual meeting of the shareholders thereafter during the duration of such individual’s three-year term. Upon expiration of the agreement, the agreement provides that the Remaining Participating Family Members could, provided that at least 80% of such family members were in agreement, propose an amendment to the agreement to cover nominations in subsequent periods, the approval of which is required by, and is not to be unreasonably withheld by, either the Corporate Governance Committee or the Board.

Registration Rights Agreement
Certain holders of shares of our Class A common stock and Class B common stock are entitled to rights with respect to the registration of their shares of Class B common stock under a registration rights agreement. The shareholders entitled to these rights are Mary P. DePrey, Therese A. Koller, Paul J. Schneider, Thomas J. Schneider, Kathleen M. Zimmermann, the Donald J. Schneider Childrens Trust #1 f/b/o Mary P. DePrey, the Donald J. Schneider Childrens Trust #2 f/b/o Mary P. DePrey, the Donald J. Schneider Childrens Trust #1 f/b/o Paul J. Schneider, the Donald J. Schneider Childrens Trust #2 f/b/o Paul J. Schneider, the Donald J. Schneider Childrens Trust #1 f/b/o Therese A. Koller, the Donald J. Schneider Childrens Trust #2 f/b/o Therese A. Koller, the Donald J. Schneider Childrens Trust #1 f/b/o Thomas J. Schneider, the Donald J. Schneider Childrens Trust #2 f/b/o Thomas J. Schneider, the Donald J. Schneider Childrens Trust #1 f/b/o Kathleen M. Zimmermann, the Donald J. Schneider Childrens Trust #2 f/b/o Kathleen M. Zimmermann, the Donald J. Schneider 2000 Trust f/b/o Mary P. DePrey, the Donald J. Schneider 2000 Trust f/b/o Therese A. Koller, the Donald J. Schneider 2000 Trust f/b/o Paul J. Schneider, the Donald J. Schneider 2000 Trust f/b/o Thomas J. Schneider, the Donald J. Schneider 2000 Trust f/b/o Kathleen M. Zimmermann, the Paul J. Schneider 2011 Trust, the Mary P. DePrey 2011 Trust, the Therese A. Koller 2011 Trust and the Kathleen M. Zimmermann 2011 Trust (collectively, the “Registration Rights Parties”). The rights provided to these shareholders under the agreement are described below.
Demand Registration Rights
Each of the Registration Rights Parties has the right to demand that we file up to one registration statement within any six-month period. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, the Company will be required to use reasonable best efforts to effect the registration as expeditiously as possible.
Shelf Registration Rights
At any time after the Company becomes eligible to file a registration statement on Form S-3, the Registration Rights Parties will be entitled to have their shares of Class B common stock, including shares of Class A common stock that will convert into shares of Class B common stock if such shares of Class A common stock are transferred outside of the Voting Trust as specified in the Voting Trust Agreement and our Articles, registered by the Company on a Form S-3 registration statement at the Company’s expense. These shelf registration rights are subject to specified conditions and limitations.
Expenses and indemnification
The Company will pay all expenses relating to any demand or shelf registration, other than underwriting discounts and commissions and any transfer taxes, subject to specified conditions and limitations. The registration rights agreement includes customary indemnification provisions, including indemnification of the participating holders of shares of Class B common stock and their directors, officers, trustees, and employees by the Company for any losses, claims, damages, or liabilities in respect thereof and expenses to which such holders may become subject under the Securities Act of 1933, as amended, state law or otherwise.

Termination of Registration Rights
The registration rights granted under the registration rights agreement will terminate upon the date the holders of shares that are a party thereto no longer hold any such shares that are entitled to registration rights.
Compensation Committee Interlocks and Insider Participation
During 2022, none of the members of our Compensation Committee was an officer or employee of our Company or was formerly an officer of our Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, during 2022, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the Board or our Compensation Committee.
Anti-Hedging and Anti-Pledging Policies
As part of our insider trading policy, our directors, officers, and other employees are prohibited from short selling our securities and from buying or selling options of any kind, including puts, calls, or other derivative securities with respect to our securities. Our directors, officers and other designated individuals are also prohibited from pledging our securities or purchasing our securities on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held.
Director Independence
The Board has adopted director independence standards to assist it in making determinations regarding whether our directors are independent as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). Based on these standards, the Board has determined that each of Jyoti Chopra, James R. Giertz, Adam Godfrey, Robert W. Grubbs, Robert M. Knight, Jr., John A. Swainson, and James L. Welch is independent under applicable NYSE rules and the director independence standards adopted by the Board, while Therese A. Koller, Mark B. Rourke and Paul Schneider are not deemed to be independent. Accordingly, seven of the ten current members of the Board are independent under the NYSE rules and the standards adopted by the Board.

NYSE Controlled Company Exemptions
While a majority of the members of the Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board, our Company is eligible for an exemption from certain requirements of the NYSE relating to, among other things, the independence of directors. We currently have a dual class common stock structure consisting of: (1) Class A common stock, entitled to ten votes per share; and (2) Class B common stock, entitled to one vote per share. The Schneider National, Inc. Voting Trust (“Voting Trust”) is the record holder of all shares of Class A common stock and such shares are beneficially owned by the Schneider family. Since the Voting Trust holds a majority of the total voting power of our outstanding common stock (see “Information Regarding Beneficial Ownership of Principal Shareholders, the Board and Management” later in this proxy statement), our Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, we are eligible for the NYSE’s exemption of controlled companies from the obligation to comply with certain of the NYSE’s corporate governance requirements, including the requirements:
•	that a majority of the Board consist of independent directors, as defined under the rules of the NYSE;
•	that the Company have a corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
Of these exemptions, we currently use only the second – the exemption from the requirement to have a corporate governance committee composed entirely of independent directors – and we do not currently use any other controlled company exemption.
Board Structure and Leadership
On January 30, 2023, Adam P. Godfrey informed the Board of his intention to step down as Chairman of the Board effective January 30, 2023 and that he would not stand for re-election at the 2023 Annual Meeting of Shareholders as he would retire from the Board following the expiration of his current term at the 2023 Annual Meeting of Shareholders. On January 30, 2023, the Board elected James L. Welch to succeed Mr. Godfrey as Chairman of the Board effective on that date. The Board also approved a reduction in the size of the Board from ten to nine directors, effective upon the close of business on the date of the 2023 Annual Meeting of Shareholders. In accordance with our Amended and Restated Articles of Incorporation (our “Articles”) and our Bylaws, each of our directors holds office until the next annual meeting of shareholders or until his or her successor is elected and qualified. Each of our directors and director-nominees must, at a minimum, satisfy certain conditions specified in our Bylaws, including that such individual cannot be 74 years or older, cannot be a material customer or supplier, cannot be an officer of any entity of which any other of our directors is a director or cannot be a director of any entity of which any other director is an officer. Each of our director-nominees must have his or her nomination approved by the unanimous vote of our full Board if such individual has served on the Board for more than 14 consecutive fiscal years. There is no limit on the number of terms a director may serve on the Board.

The Corporate Governance Guidelines provide that when a director’s principal occupation or business associations change substantially during his or her tenure as a director, the Board expects that director to tender his or her resignation for consideration by the Corporate Governance Committee and the Board. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the offer of resignation.
As discussed earlier in this Proxy Statement, pursuant to the Schneider Family Board Nomination Process Agreement, as recently amended, (the “Schneider Family Nomination Agreement”), through 2040, the Company is obligated to include in the slate of nominees recommended to shareholders of the Company for election as a director at any meeting of shareholders at which directors are to be elected, two of the Remaining Participating Family Members to serve on the Board on an annual, rotating basis. The two director seats on the Board which have been earmarked in the Nomination Agreement for two family members will rotate among the Remaining Participating Family Members, and the Nomination Agreement anticipates that each eligible Participating Family Member will be nominated and serve on the Board for consecutive periods ranging from three to nine years, as set forth in the Schneider Family Nomination Agreement. The two Schneider family members currently serving on the Board are Therese A. Koller and Paul J. Schneider. Mr. Welch, one of our non-employee independent directors, currently serves as the Chairman of the Board. The Board believes that the separation of the role of CEO and Chairman of the Board is the most appropriate leadership structure for the Board at this time. Separating these positions allows our CEO to focus on our day-to-day operations while the Chairman of the Board leads the Board in its role of providing independent oversight and advice to management.
Board Role in Risk Oversight
The Board believes that evaluating management’s oversight, administration and governance of the risks confronting Schneider, including risks related to cybersecurity is one of its most important areas of oversight. In carrying out this responsibility, the Board is assisted by each of its committees that considers risks within its areas of responsibility and apprises the full Board of any significant risks and management’s response to those risks.
For example, our Audit Committee is charged with the primary responsibility for overseeing our enterprise risk management process and, with regard to cybersecurity risks, setting expectations and accountability for management and reviewing our internal auditors’ assessment of the effectiveness of our cybersecurity controls including policies and procedures to address the Company’s cyber risks. In accordance with this responsibility, the Audit Committee reviews and discusses with management our approach and processes to identify, assess, monitor, manage, and mitigate Schneider’s significant business risks, including financial; operational; privacy; data security; business continuity; tax; legal and regulatory compliance, including antitrust compliance; and reputational risks.
In establishing and reviewing Schneider’s compensation programs, the Compensation Committee annually evaluates whether the design and operation of Schneider’s compensation programs or policies encourage our executive officers or our employees to take unnecessary or excessive risks. In 2022, the Compensation Committee concluded that Schneider’s compensation programs and policies provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term shareholder value creation, and do not encourage short-term risk taking at the expense of long-term results or create risks that are reasonably likely to have a material adverse effect on Schneider. In making that determination, the Compensation Committee considered the program features that mitigate against potential risks for our executive officers such as: fixed base salaries; goals that are tied to specific company financial measures and payout caps for the annual cash incentive program; clawbacks for our cash and equity incentives; the quantity and mix of long-term performance-

based and time-based equity incentives; and stock ownership requirements. The Compensation Committee also generally considered the program features that mitigate against potential risks for our non-executive officer employees.
Likewise, our Corporate Governance Committee has the primary responsibility to oversee risks related to Board structure and composition, and corporate governance. Among other responsibilities, the Corporate Governance Committee oversees the annual Board performance self-evaluation process and makes recommendations to the Board concerning the size, structure, and composition of the Board and its committees and other corporate governance matters.
While the Board and its committees exercise oversight of risk management, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees.
ESG Governance Structure and Oversight
The Board, as stewards of long-term enterprise value, believes that it has an important oversight role in monitoring how we measure the sustainability and societal impact of our operations and strategy in the central areas of ESG (i.e., Environmental, Social, and Corporate Governance) and, rather than concentrating oversight of ESG metrics and initiatives in any one committee, that the Board should maintain oversight over our ESG performance. The Board believes that the standing committees of the Board should assist and support it with guiding the continued evolution of our ESG strategy, public reporting on ESG issues and, generally understanding matters related to ESG factors. The Board, with assistance from its standing committees, receives regular updates on our ESG policies and initiatives, including reporting with respect to environmental topics, such as climate change and corporate social responsibilities that are of significance to the Company and its stakeholders. To ensure that ESG is appropriately managed throughout the Company, the Board has adopted the following governance structures:
•
Corporate Governance Committee: The Corporate Governance Committee will have the primary responsibility of assisting the Board in its oversight of the framework, policies and practices used by management to identify, assess and manage key strategic and operational ESG risks facing the Company and assisting the Board in establishing and maintaining effective corporate governance policies and practices.

•	Audit Committee: The Audit Committee will be generally responsible for assisting the Board with oversight of the Company’s disclosures or reporting of ESG-related matters or data.
•
Compensation Committee: The Compensation Committee will be generally responsible for assisting the Board with oversight of the Company’s strategies and policies regarding corporate culture and other Human Capital Management (“HCM”) functions.

Information on our ESG approach and the various ESG-related awards we have received is available on our website, www.schneider.com/company/corporate-responsibility/sustainability, which information is not part of or incorporated by reference into this Proxy Statement.

Board Meetings
During 2022, the Board met four times. The non-management directors met in executive session at each Board meeting without any member of management present. The Chairman of the Board presides over the meetings of non-management directors. During 2022, each incumbent director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.
Board Committees
The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance Committee. Each of the committees of the Board has responsibilities which are set forth in a formal written charter which has been approved by the Board. Each of the committee charters can be reviewed on our website at https://schneider.com and are also available free of charge in print to any shareholder who requests them by calling or writing to our Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 or at telephone number (920) 592-2000.
Audit Committee
The current membership of our Audit Committee consists of James R. Giertz, as Chair, John A. Swainson and James L. Welch. The Board has determined that each of Mr. Giertz, Mr. Swainson and Mr. Welch is an “audit committee financial expert” as defined by the SEC. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and accordingly assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee approves the scope of our annual audit, reviews the report and comments of our independent registered public accounting firm, is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm and performs any other activities delegated to the Committee by the Board. The Audit Committee also has primary responsibility for oversight of risks related to cybersecurity, including protection of customer and employee data, Company trade secrets and other proprietary information, and management’s monitoring of persistent threats and cyber risks. The Board has determined that all of our Audit Committee members are independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. The Audit Committee met five times during 2022.
Compensation Committee
Our Compensation Committee currently consists of Robert W. Grubbs, as Chair, Jyoti Chopra and Robert M. Knight, Jr. The Compensation Committee is responsible for assisting the Board in discharging its responsibilities relating to establishing and reviewing the compensation of our officers, reviewing compensation of the Board, and approving, overseeing, and monitoring incentive and other benefit plans for our employees and performing any other activities delegated to the Committee by the Board. The Board has determined that all of our Compensation Committee members are independent within the meaning of the listing standards of the NYSE. The Compensation Committee met four times during 2022.
The Compensation Committee has the sole authority under its charter to retain, oversee or terminate any independent compensation consultant, independent legal counsel, or other advisors. It may, however, select such advisors only after taking into consideration all factors relevant to the advisors’ independence from management, including those specified in the NYSE Listed Company Manual. We provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to advisors retained by the Compensation Committee.
In connection with setting compensation for our named executive officers and our directors for 2022, the Compensation Committee engaged Frederic W. Cook & Co, Inc. (“FW Cook”) as its independent compensation consultant to provide advice concerning our executive and director compensation programs, as described in further detail under “Executive Compensation—Compensation Discussion and Analysis.” Except for this engagement, the Compensation Committee did not retain a compensation consultant and FW Cook did not provide any other services to our Company. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook's work for the Compensation Committee does not raise any conflict of interest.
Corporate Governance Committee
The current membership of our Corporate Governance Committee consists of John A. Swainson, as Chair, Jyoti Chopra, James R. Giertz, Adam P. Godfrey, Robert W. Grubbs, Robert M. Knight, Therese A. Koller and Paul J. Schneider. Each of the Corporate Governance Committee members is independent except for Ms. Koller and Mr. Schneider, who are not deemed to be independent. Among other things, the Corporate Governance Committee assists the Board in identifying individuals qualified to become members of the Board consistent with criteria established by the Board and in developing our corporate governance guidelines. This Committee’s responsibilities include selecting individuals to be proposed for nomination as directors of the Company, nominating individuals for election as directors of the Company, establishing and nominating directors for appointment to committees of the Board, reviewing the performance and qualifications of directors, reviewing, and recommending policies to the Board and performing any other activities delegated to the Committee by the Board. The Corporate Governance Committee met four times during 2022.
Our Bylaws provide that those members of our Corporate Governance Committee who are not members of the Schneider family serve as trustees of the Voting Trust in accordance with the terms of the Voting Trust. Our Bylaws also provide that the Chairman of our Corporate Governance Committee will be an individual who is not a member of the Schneider family, and that our Corporate Governance Committee will at all times consist of each director that is a member of the Schneider family and up to six directors who are not members of the Schneider family.
Annual Board and Committee Self-Evaluations
Annual Board and Director Evaluations
The Board separately conducts an annual self-evaluation and an evaluation of individual directors, which are each intended to determine whether the Board, its committees, and each member of the Board are functioning effectively, and to provide an opportunity to reflect upon, and improve, Board dynamics, processes, and effectiveness.
The independent Chairman of the Board (which, in 2022, was Mr. Godfrey and, in 2023 will be Mr. Welch), with assistance from the Chairman of the Corporate Governance Committee, leads both evaluation processes. The Board’s annual self-evaluation process consists of a written evaluation which is completed by each member of the Board. The Board’s individual director evaluation process consists of periodic, one-on-one, peer-review discussions with the Chairman and each director on the effectiveness and performance of each member of the Board and Board succession planning. The Chair of the Corporate Governance Committee directly, without the independent Chairman present, conducts one-on-one, peer-review discussions on the effectiveness and performance of the independent Chairman with each director on an annual basis. A summary of the results of both evaluation processes are presented to the Board on an anonymous basis following which the Board discusses any themes or issues that are identified.
Annual Committee Self-Evaluations
Each committee of the Board annually conducts a self-evaluation and, after discussing the results of its self-evaluation, reports the results of its self-evaluation to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with our Corporate Governance Guidelines and the committee’s charter, as well as ways in which committee processes and effectiveness may be improved.
Attendance of Directors at Annual Meetings of Shareholders
Schneider expects all of its directors to attend the Annual Meeting. All directors serving at the time attended the 2022 annual meeting of shareholders.
Director Nominations
The Corporate Governance Committee identifies director candidates based upon suggestions by current non-employee directors, management members or shareholders. In addition, the Corporate Governance Committee may engage search firms to assist it in identifying director candidates. The Committee will consider director candidates recommended by shareholders and, except as described below with respect to the Schneider Family Nomination Agreement and our Articles and Bylaws, the Committee applies the same criteria to candidates recommended by shareholders and candidates recommended by non-employee directors or management members. In considering candidates submitted by shareholders, as well as candidates submitted by non-employee directors or management members, the Corporate Governance Committee will take into consideration the factors specified in our Corporate Governance Guidelines, as well as the current needs of the Board and the qualifications of the candidate. The Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that those shares have been held. Our Bylaws describe conditions that must be met by any director or director-nominee, including that the individual cannot be 74 years or older, cannot be a material customer or supplier, cannot be an officer of any entity of which any other of our directors is a director or a director of any entity of which any other director is an officer and must have his or her nomination approved by the unanimous vote of our full Board if such individual has served on the Board for more than 14 consecutive fiscal years.

To recommend a candidate for consideration by the Corporate Governance Committee, a shareholder must submit the recommendation in writing, including the following information:
•	the name of the shareholder and evidence of the shareholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and
•
the name of the candidate, the candidate’s résumé, or a list of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Corporate Governance Committee and nominated by the Board.

Recommendations and the information described above should be sent to the Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313. During the past year, we did not engage any third party to identify or evaluate potential nominees.
As discussed earlier in this Proxy, pursuant to the Schneider Family Nomination Agreement, we must include in any slate of nominees recommended for election as a director, two of the Remaining Participating Family Members on a rotating basis. Each Remaining Participating Family Member nominated in accordance with that agreement must, at a minimum, satisfy the qualifications for service as a director set forth in the Bylaws or such qualifications must be waived in accordance with such Bylaws.
Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board, upon the recommendation of the Corporate Governance Committee, by any shareholder of the Corporation who is a shareholder of record of the Corporation at the time notice of the meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our Bylaws, or pursuant to the Schneider Family Nomination Agreement. Only persons nominated in accordance with all of the procedures set forth in our Articles and Bylaws or the Schneider Family Nomination Agreement will be eligible for election as directors.
For a director nomination made by a shareholder to be timely with respect to an annual meeting, the shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary in proper written form at Schneider National, Inc., 3101 South Packerland Drive, Green Bay, WI 54313 no later than the close of business on the 90th day prior to, and not earlier than the close of business on the 120th day in advance of, the anniversary of the annual meeting of shareholders held in the prior year. If the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the prior year’s annual meeting, or if no annual meeting was held in the prior year, notice must be received not later than the close of business on the 10th day following the day on which we first give notice to shareholders of the annual meeting. However, if the number of directors to be elected to the Board is increased and there has been notice naming all of the nominees for director or indicating the increase in the size of the Board at least 10 days before the last day a shareholder may deliver a notice of nomination in accordance with the preceding sentence, a shareholder’s notice will be considered timely with respect to nominees for any new positions created by the increase if it is received by our Corporate Secretary at the address indicated above no later than the close of business on the 10th day following the day on which we first give notice of the meeting to shareholders. For a shareholder’s notice of a director nomination to be in proper written form, the notice must include the information set forth in our Bylaws.
The deadline for submission of nominations for the Annual Meeting has passed. Director nominations by shareholders for election at our 2024 annual meeting of shareholders must be received by us no later than January 25, 2024 and no earlier than December 26, 2023.

Director Term Limits & Retirement Policy
The Company has a term limit policy for Directors whereby the nomination of any individual for Director who has served as a director for more than fourteen (14) full consecutive fiscal years of the Corporation must be approved by the affirmative unanimous vote of the directors constituting the full Board of Directors.
The Company also has a director retirement policy whereby no individual may be nominated, elected (or re-elected) or serve as a director if the individual is seventy-four (74) years of age or older at any time during the term of office for which such individual would be elected (or re-elected) or serve as a director. Provided, however, that an individual shall not be disqualified by reason of this qualification, from continuing to serve as a director until the next annual meeting of shareholders following his or her attainment of age 74.
ESG Reporting and Transparency
The Company discloses substantial information about its business across a number of important topics that are important to shareholders or investors concerned about social or environmental factors, including in our Corporate Sustainability Report which details our commitments, programs, and progress on a range of ESG topics to metrics outlined by the Sustainability Accounting Standards Board (SASB), available at schneider.com/company/corporate-responsibility/sustainability. The information contained on our website, including our Corporate Sustainability Report and the other information referred to in the preceding sentence, is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the SEC.
Shareholder Engagement
The Company proactively engages with shareholders and other stakeholders throughout the year to learn their perspectives on significant issues, including company performance and strategy, corporate governance, executive compensation, and ESG topics. This engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share them with the Board as appropriate.
Communications with Directors
Shareholders may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. If by mail, correspondence should be addressed to the appropriate director and sent c/o the Schneider National, Inc., Attention: Corporate Secretary, 3101 South Packerland Drive, Green Bay, WI 54313. If electronically, correspondence may be sent to the Board at BoardofDirectors@schneider.com. The Corporate Secretary will forward to the applicable directors each communication received as described in the preceding paragraph other than: junk mail and mass mailings; product complaints, product or service inquiries and new product or service suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is deemed unduly hostile, threatening, illegal or similarly unsuitable.

Director Skills, Qualifications and Diversity
Schneider is a premier multimodal provider of transportation, intermodal and logistics services that operates in a dynamic, complex, and competitive environment in North America. Our leaders, including our Directors, must consistently bring to bear the practical wisdom and seasoned judgment gained from significant leadership experience, while remaining agile and adept at overseeing emerging risks and business challenges. Accordingly, the Board looks for Director candidates who embrace strong governance and oversight, exemplify the Company’s Vision, Mission and Values and provide broad strategic insight and perspective across disciplines in their service on the Board. As described in greater detail on pages 60 - 64, the Company’s Director nominees bring a variety of diverse skills, backgrounds, and experiences to the Board and reflect an appropriate combination of qualifications to represent and further the long-term interests of the Company’s shareholders.
In addition, meaningful skills and experiences are just one aspect of diversity that the Board highly values. Our Bylaws set forth the minimum qualifications for Board members and our Corporate Governance Guidelines specify that the Board “endeavor[s] to have a diverse board representing a range of complimentary experience at policy-making levels in business, and technology, and in areas that are relevant to the Corporation’s activities.” Although the Board does not establish specific goals with respect to diversity or apply a strict “Rooney Rule” approach, the Board’s overall diversity is a significant consideration in the Director nomination process and a component of our direction to any independent search firm that we may engage to help us identify potential candidates. Further, as reflected in the current makeup of the Board and the diverse slate of nominees, one of our priorities in the Director nomination process is ensuring that the Board reflects the diversity of our Company and our customers. The Corporate Governance Committee oversees our Director nomination process and devotes substantial time, in conjunction with the Board, to prioritizing the Board’s needs and assessing potential candidates for both the short term and for longer-term Board refreshment. The Corporate Governance Committee also ascertains whether the Director nominees (including any properly submitted shareholder nominees) fulfill the requirements of the Corporate Governance Guidelines. For this year’s election, the Board has nominated 9 individuals to the Board. Their collective experience covers a wide range of sectors and industries. Our 9 director nominees range in age from 55 to 68. Three of our nominees, or 33%, are women, and 1 is racially/ethnically diverse. Further, the Board has a balance of experienced and new Directors, with more than half of our incumbent Directors having tenures of five years or less.
Our Director Nominees, Skills, Experience and Background
Each of our Director nominees brings valuable and diverse skills, experience, and background to the Board. We summarize in the table below the core competencies and attributes that each Director particularly exemplifies and that the Corporate Governance Committee and the Board considered in nominating them.

Skills and experience

	Chopra	Giertz	Grubbs	Knight	Koller	Rourke	Swainson	Welch	Zimmermann
Strategy development and risk management	●	●	●	●	●	●	●	●	
CEO experience			●			●	●	●	
Senior Executive experience	●	●	●	●		●	●	●	
Communications/marketing and sales/customer service	●		●	●	●	●	●	●	●
Public company officer or director	●	●	●	●		●	●	●	
Government affairs, public policy, regulatory				●					
Core industry experience				●		●		●	●
Corporate governance		●	●	●	●	●	●	●	●
Financial/audit and risk		●	●	●					
Technology and innovation			●	●		●	●		
Cybersecurity/IT		●		●			●	●	
Business development and transformation	●	●	●	●	●		●	●	●
Environment or sustainability				●		●		●	

Background

	Chopra	Giertz	Grubbs	Knight	Koller	Rourke	Swainson	Welch	Zimmermann
Gender	Female	Male	Male	Male	Female	Male	Male	Male	Female
Race/ethnicity	Asian American	White	White	White	White	White	White	White	White
Age	59	66	67	65	63	58	68	68	55

Quick stats

33% women

60 average age

6/9 independent

11.1% racially/ethnically diverse

COMPENSATION OF DIRECTORS
Members of the Board who are not Schneider associates (“Non-Employee Directors”) receive compensation for their service. As a Schneider associate, Mr. Rourke, our CEO, does not receive compensation for his service as a member of the Board. Biennially, the Compensation Committee reviews the total compensation of our Non-Employee Directors and each element of our Non-Employee Director compensation program. As part of this process, the Compensation Committee evaluates market data provided by its independent compensation consultant, FW Cook, and makes a recommendation to the Board. The Board determines the form and amount of Non-Employee Director compensation after reviewing the Compensation Committee’s recommendation. We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board, competitive practices among peer companies and we generally target a range around the peer median.
Cash Retainers
Our Non-Employee Directors receive an annual cash retainer of $95,000. In addition, each Non-Employee Director appointed to serve as chairperson of a standing board committee receives the following annual cash retainer for service as chair of each such committee: Audit Committee Chair: $25,000; Compensation Committee Chair: $20,000; Corporate Governance Committee Chair: $15,000. The Chairperson of each standing committee of the Board will receive a Committee Chair Retainer in addition to the annual cash retainer paid to Non-Employee Directors. Each Non-Employee Director appointed to serve as a member of the Audit Committee receives a cash Committee Member Retainer in the amount of $5,000. Each Non-Employee Director appointed to serve as a chairperson of a standing board committee is not also eligible to receive any Committee Member Retainer for serving on such board committee. Further, any Non-Employee Director appointed to serve as chairperson of the Board receives an annual cash retainer of $100,000 for service as board chairperson. The Board Chairperson retainer is in addition to the annual cash retainer paid to Non-Employee Directors and is also in addition to any Committee Member retainer or Committee Chair retainer that the Chairman may be entitled to receive. Accordingly, in 2022, in addition to the annual cash retainer, the Chairman of the Board, Mr. Godfrey, received an additional cash retainer of $100,000; the Chair of the Audit Committee, Mr. Giertz, received an additional cash Committee Chair retainer of $25,000; the Chair of the Compensation Committee, Mr. Grubbs, received an additional cash Committee Chair retainer of $20,000; and the Chair of the Corporate Governance Committee, Mr. Welch, received an additional cash Committee Chair retainer of $15,000. In addition, in 2022, Mr. Swainson and Mr. Welch each received additional Committee Member retainers in the amount of $5,000 for their service as members of the Audit Committee. All retainers are paid to our Non-Employee directors in quarterly installments.
Equity-Based Awards
A substantial portion of each Non-Employee Director’s annual retainer is in the form of an equity award. Non-Employee Directors are granted restricted stock units (“RSUs”) on the date of each annual meeting of shareholders (each, an “Annual Director Award”). All Annual Director Awards vest on the earlier of one-year from the date of grant or the date of the Annual Meeting of Shareholders the following year, subject to continued service on the Board through the vesting date. For 2022, the value of the annual equity award granted to all Non-Employee directors was $155,000. The number of RSUs underlying each Annual Director Award was determined by dividing $155,000 by the per share closing price of Schneider’s Class B common stock on the NYSE on the date of grant.

Each RSU granted to Non-Employee Directors will be credited with an amount equal to any ordinary dividend paid by Schneider, multiplied by the total number of RSUs subject to the award that are outstanding immediately prior to the record date for such dividend. The amounts credited to each RSU are referred to as “dividend equivalents.” Any dividend equivalents credited to an RSU granted under the Director Stock Plan will be subject to the same vesting, payment, and other terms and conditions as the RSUs to which the dividend equivalents relate. The dividend equivalents are meant to treat the RSU award holders consistently with shareholders.
Option To Receive Company Stock In Lieu of Cash Compensation
Our Non-Employee Directors may elect to receive all or a portion of their annual cash compensation, including Committee Chairperson Retainers, Committee Member Retainers, or Board Chairperson Retainer, in shares of our Class B common stock by timely completing an election form pursuant to the Company’s Director Deferral Program (“DDP”). The number of Class B shares which will be issued to a Director who opts into such conversion is determined by dividing the portion of the director’s cash retainer which is being converted to the Company’s Class B common stock by the closing stock price of the Company’s Class B common stock on the NYSE on the date that Director’s cash retainers are otherwise paid.
Pro Rata Retainers For New Directors
Director compensation is paid for the twelve-month period commencing on January 1. Non-Employee Directors who may be newly appointed to board service after January 1st may receive a prorated portion of the annual cash and equity retainers paid to Non-Employee Directors based on the period that has passed since the most recent annual meeting of shareholders. If granted, the number of RSUs granted pursuant to any prorated award will be determined in the same manner as used for annual Director equity awards.
Deferred Compensation Plan
Our Non-Employee Directors may, under our Director Deferred Compensation Program (“DDP”), on an annual basis, elect to defer payment or settlement by the Company of all or a portion of their compensation which will be earned in the succeeding year for a period of time (“Deferral Period”) the expiration of which will coincide with the earliest to occur of following events:
1)	the date on which the Non-Employee Director has a “separation from service” from the Company (within the meaning of Section 409A of the IRS Code);
2)	a specified anniversary date of the regularly scheduled payment/settlement date for the compensation which is being deferred;
3)	the date of the Non-Employee Director’s disability (within the meaning of Section 409A of the Code)
4)	the Non-Employee Director’s date of death; or
5)	the date of any Change in Control (as defined in the DDP).
Any deferred director compensation under the DDP is paid or settled by the Company in a lump sum on the last business day of the month following the month in which the Deferral Period terminates. The DDP is unfunded and unsecured. We do not provide any matching contributions to Directors under the DDP.

Deferral elections are irrevocable by Non-Employee Directors during the taxable year in which the Director compensation that is subject to Director’s deferral election is earned. Equity compensation which a Director elects to defer under our DDP is recorded by the Company as fully vested Deferred Share Units (“DSUs”) which are settled in shares of the Company’s Class B common stock according to the terms and conditions of the DDP. The number of DSUs which is credited to a Director who has elected to defer a portion of their equity compensation is determined by dividing the cash value of the equity compensation that is being deferred by the closing stock price on the New York Stock Exchange of a share of Company’s Class B common stock on the date that the Company would have settled such equity compensation.
During the Deferral Period, Directors, at their election, either are paid or are credited with dividends on their DSUs which are declared by our Board on our Class B common shares. At the Director’s election, such dividends are either paid to Directors by the Company when periodically paid to the Company’s eligible shareholders of record or dividends may be deferred by Directors (“Deferred Dividends”) until expiration of the Deferral Period, in which case Deferred Dividends will be paid in cash, in a single lump sum, shortly following the expiration of the Deferral Period.
In addition to deferring their Director compensation, Non-Employee Directors may also elect to defer settlement of any portion of their cash compensation which the Director has elected to receive as Class B shares of the Company’s common stock, under the same terms and conditions which are applicable to the deferral of any portion of their equity compensation which they may elect to defer under the DDP.
In 2022, James R. Giertz and Robert W. Grubbs participated in the DDP.
Medical and Dental Plan
As a post-IPO transition arrangement, the Original Participating Family Members are eligible to participate in our medical and dental plans on a basis equivalent to our employees. In 2022, current directors, Therese A. Koller and Paul J. Schneider, together with the remaining Original Participating Family Members participated in our medical plan and dental plan.
Director Stock Ownership Guidelines
Schneider has stock ownership guidelines for our Non-Employee Directors. Under the guidelines, each Non-Employee Director is expected to own shares of Schneider’s common stock that have a value equal to five times their annual cash retainer for serving as a director, not including any additional cash compensation paid to the Chairman of the Board or the chairs of the committees of the Board. Only fully vested shares held outright, unvested time-based restricted shares/units, and deferred stock units are credited toward satisfaction of the ownership guidelines. Other than Ms. Chopra and Mr. Knight, who joined the Board in January 2021 and April 2020 respectively, each Non-Employee Director currently satisfies the stock ownership guidelines.
Reimbursement of Expenses
Non-employee directors are reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.

2022 Director Compensation Table
The following table shows information regarding the compensation earned or paid during 2022 to Non-Employee Directors who served on the Board during the year. As our current President and CEO, Mark B. Rourke was compensated as an employee of the Company, and as such, he received no compensation in his capacity as a director in fiscal year 2022. For a description of Mr. Rourke’s fiscal year 2022 compensation, please see “Compensation Discussion and Analysis” and “Executive Compensation Tables and Narrative” below.
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Jyoti Chopra	95,000	155,017	—	250,017
James R. Giertz	120,000	155,017	—	275,017
Adam P. Godfrey	195,000	155,017	—	350,017
Robert W. Grubbs	115,000	155,017	—	270,017
Robert Knight	95,000	155,017	—	250,017
Therese Koller(3)	95,000	155,017	11,209	261,226
Paul Schneider(3)	95,000	155,017	15,808	265,825
John A. Swainson	100,000	155,017	—	255,017
James L. Welch	115,000	155,017	—	270,017
(1)
Represents the amounts of annual Board and Chairperson cash retainers that were earned during 2022. Mr. Godfrey elected to receive, in lieu of his annual cash and annual Chairman retainer, 8,578 fully vested shares of our Class B common stock as deferred share units. The amounts shown in the table reflect the grant date fair value of these awards, determined in accordance with the applicable accounting guidance for equity-based awards.

(2)
Amounts reflect the grant date fair value of restricted stock unit awards, determined in accordance with the applicable accounting guidance for equity-based awards. See Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations.

(3)	Total compensation includes the value of participation in the medical plan and dental plan which was as follows: Ms. Koller, $11,209; and Mr. Schneider, $15,808.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with Management the disclosures included in the following “Compensation Discussion and Analysis”. Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.
Members of the Compensation Committee
Robert W. Grubbs, Chair
Jyoti Chopra
Robert M. Knight, Jr.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis, or CD&A, describes our process for determining the compensation and benefits provided to our “named executive officers” in fiscal year 2022.
Our named executive officers (“NEOs”) for fiscal year 2022 are:
•	Mark B. Rourke – President and Chief Executive Officer
•	Stephen L. Bruffett – Executive Vice President, Chief Financial Officer
•	Shaleen Devgun – Executive Vice President, Chief Innovation and Technology Officer
•	Thomas G. Jackson – Executive Vice President, General Counsel
•	Robert M. Reich – Executive Vice President, Chief Administrative Officer
Executive Summary
2022 Company Performance Highlights
In 2022, our enterprise delivered record revenues illustrating the significant strategic progress of our multimodal portfolio since our IPO in 2017. We successfully transitioned our Western rail operations to the Union Pacific which further enables our plans to double our Intermodal offering by 2030 while providing customers additional lane options and more frequent departures. We remain focused on our key growth initiatives in Dedicated, Intermodal, and Logistics, as well as steady investments in our digital platform Schneider FreightPower®.
Financial Highlights (in millions, except ratios and key operating metrics)
	2022	2021	Change
Operating Revenues	$6,604.4M	$5,608.7M	17.8%
Income from Operations	$600.4M	$533.7M	12.5%
Operating Ratio	90.9%	90.5%	-40 bps
Diluted Earnings Per Share	$2.56	$2.28	12.3%
Total Shareholder Return	(4.0)%	31.5%	-3,550 bps

2022 Executive Compensation Highlights
Annual Incentive Plan
Based on performance outcomes for 2022 as indicated above, achievements of the annual incentive plan under the Management Incentive Plan were between 119% and 151% of target, based on the determination of each executive's individual performance component. (see page 35 for more information)

2020-2022 Performance Stock Awards
The 2020-2022 Performance Stock Awards were contingent on our performance as measured by two performance metrics, measured over a three-year period: compounded Earnings Before Tax “EBT” growth and average Return on Capital “ROC”. The earnout for the 2020-2022 awards, which vested on December 31, 2022, was 200% of target. (see page 40 for more information).

Executive Compensation and Governance Policies
The Committee regularly reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies are summarized below:
What We Do	What We Don’t Do
✔ Pay for Performance. Emphasis on variable compensation.	✘ No hedging or pledging of company stock.
✔ Maintain stock ownership policy.	✘ No guaranteed annual salary increases or bonuses.
✔ Maintain a robust clawback policy.	✘ No single-trigger payments upon a change of control for our NEOs.
✔ Restricted covenants – NEOs are subject to comprehensive non-competition and other restrictive covenants.	✘ No excise tax gross-up for executive officers.
✔ Maintain an appropriately-sized peer group for purposes of establishing competitive target compensation levels.	✘ No excessive perquisites.
✔ Conduct annual risk assessments of our compensation plans.	✘ No employment agreements with our NEOs that provide for guaranteed compensation.
✔ Hold annual say-on-pay advisory vote.	✘ No repricing stock options.
✔ Engage an independent compensation consultant.
Compensation Philosophy and Principles
The Compensation Committee of the Board of Directors (the “Committee”) believes that the ability to attract, retain and provide appropriate incentives to our leadership, including the named executive officers, is essential to maintain our leading competitive position, promote our long-term success and create shareholder value. Accordingly, our executive compensation program is designed to encourage high-performance among our executives and provide powerful retention incentives that promote stability of leadership, particularly of executives who assume a broad span of responsibilities, provide effective leadership and drive innovation to market-leading positions in the industry.
The transportation and logistics services industries are highly competitive, and we compete for executive talent with many companies across various geographies, including companies with significant market capitalizations. The Committee’s philosophy is to maintain compensation programs that are competitive both within our industry and with similarly situated companies from the broader general industry. Each year, the Committee reviews the executive compensation program with respect to (1) external competitiveness and (2) linkage between executive compensation and the creation of shareholder value, and determines what changes, if any, are appropriate.
The overall compensation philosophy of the Company is guided by the following principles:
•
Target compensation levels should be sufficiently competitive to attract and retain key talent. We aim to attract, motivate, and retain high-performance talent to achieve and maintain a leading position in our industry. Our target total direct compensation (“TDC”) levels should be competitive within the industries that we compete and general industry alternatives.

•
Actual compensation should relate directly to performance. Actual compensation levels should be tied to and vary with performance, both at the company and individual level, in achieving financial, operational, and strategic objectives. Differentiated pay for high performers should be proportional to their contributions to our success.

•
Incentive compensation should constitute a significant portion of target TDC. A large portion of each executive’s compensation opportunity should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

•
Long-term incentive compensation should be closely aligned with shareholders’ interests. Awards of long-term compensation provide incentives to our named executive officers to focus on the Company’s long-range growth and development. Moreover, providing our named executives with a meaningful equity stake in the Company and our stock ownership policy (which requires that a threshold level of ownership be maintained) align management interests with those of our shareholders, and encourages management to focus on driving sustainable long-term performance. See “—Stock Ownership Policy.”

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity, and people, including:
•	setting, implementing, and communicating strategies, goals, and objectives to ensure that the Company grows revenues and earnings at attractive rates over the long-term;
•	motivating and exhibiting leadership that aligns the interests of the employees with those of the shareholders;
•	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry;
•	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its shareholders;
•	giving consideration to the Company's ESG performance and progress towards its announced Sustainability goals; and
•	implementing a discipline of safety and compliance and focusing on the highest standards of professional conduct and corporate governance.

Pay for Performance
We believe that a sizeable portion of our executives’ overall target TDC should be at risk and tied to shareholder value. The Committee takes into account the Company’s performance in determining executive compensation and designs incentive programs to encourage growth. See “—Pay versus Performance.” The Committee believes that the proportion of compensation at risk should rise as the executive’s level of responsibility increases. Our executive compensation program is largely tied to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between:
•	fixed and variable compensation;
•	short-term and long-term compensation; and
•	cash and equity compensation.
Each element of executive compensation is determined and measured by:
•	competitive compensation data;
•	financial, operational and strategic goals;
•	short-term and long-term performance of the Company compared with its peer group; and/or
•	individual contribution to the success of the Company.
For example, our named executive officers’ annual cash bonuses in recent years have been tied to company-wide performance measures, such as earnings before interest and tax (“EBIT”) and revenue (excluding fuel surcharge) growth (“Revenue Growth”). Consistent with 2021, an individual performance measure enables recognition of individual contributions during the year. As the Company’s financial performance improves, executive bonuses will also improve. The Committee also uses long-term incentives as tools to reward executives for future financial and stock price performance.
For 2022, the Committee made changes in certain of our named executive officers’ target TDC levels, as discussed further below, that it believed were necessary to provide each executive with a compensation opportunity appropriate for his or her position based on the Committee’s review of target TDC levels provided to executives holding equivalent positions in the industry-specific benchmarking peer group (described below) and broader general industry survey data (described below). See “—Process of Setting Compensation— Market Assessment of Target Compensation Levels.” The Committee also believes that payments and awards were consistent with the Company’s financial performance and size, as well as the individual performance of each of the named executive officers, and that target TDC for each of the named executive officers was reasonable.

The following charts show the significant portion of the named executive officers’ 2022 target compensation that is variable with over half of the CEO’s target TDC for 2022 (66.9%) in the form of long-term incentives.

Process of Setting Compensation
Market Assessment of Target Compensation Levels
In 2021, the Committee engaged FW Cook, the Committee’s independent compensation consultant, to perform a competitive market assessment for our named executive officers, including with respect to base salary, annual incentive targets, target cash compensation, long-term incentives, and target TDC levels (the sum of base salary, target bonus and long-term incentive grant value). The Committee requested the market assessment to inform target TDC levels for 2022.
The assessment involved a peer group consisting of 14 companies in the transportation or logistics services industries. At the time the peer group was approved, revenues generally ranged from approximately 40% to 369% of our revenues and the median trailing 12-month revenue ($4.63 billion) was similar to our revenue ($4.66 billion). Peer group market caps generally ranged from approximately 37% to approximately 729% of our market cap, with a median of $6.28B versus our market cap of $4.03B. The peer group is reviewed annually by the Committee and no changes were made to the peer group that was used to inform decision making for 2022 target TDC levels.
ArcBest Corp.	JB Hunt Transport Services, Inc.	Ryder System, Inc.
Avis Budget Group, Inc.	Kirby Corporation	Saia
C.H. Robinson Worldwide	Knight-Swift Transportation, Inc.	Werner Enterprises, Inc.
Expeditors Int’l of Washington, Inc.	Landstar System, Inc.	XPO Logistics
Hub Group, Inc.	Old Dominion Freight Line, Inc.
The above peer group data were supplemented with general industry data from a national survey to provide an additional market reference points. The data were size-adjusted based on the revenue responsibility of each named executive officer and to reflect lower margins and market cap-to-revenue ratios among transportation companies relative to general industry companies. In reviewing target TDC levels against the survey data, the Committee considers only the aggregated data provided by the surveys. The identity of the individual companies comprising the survey data is not disclosed to, or considered by, the Committee in its evaluation process. Therefore, the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.
The Committee believes it is appropriate to consider both peer group data and general industry data in order to remain competitive within the transportation and logistics services industries and other industries where skills may be easily transferable. The Committee generally considers target TDC levels (and each component thereof) around the 50th percentile of both the peer group and survey data as a useful reference in evaluating the competitiveness of our named executive officers’ target TDC levels. The Committee does not target specific positioning, nor does it use a formulaic approach in determining competitive pay levels. Instead, the Committee uses a range of data as a reference, which is considered in the context of various executive-specific factors, such as tenure, proficiency in role and criticality to the Company.
Determining Executive Pay
The Committee reviews and approves (with input from the Board, and assistance from its consultant) our CEO’s target TDC level annually. Our CEO does not participate in deliberations relating to his own compensation. The Committee also approves target TDC levels for the other named executive officers, taking into account our CEO’s recommendations. In addition, the Committee considers the results of the Company’s annual advisory vote on executive compensation. CEO compensation is reviewed and approved in January. The review and approval of other named executive officers occurs in the fall of each year with the exception of annual long-term incentive awards, which are approved in January and typically granted in mid-February. Compensation increases and equity award grants are not usually made at other times of the year, except in cases of new hires or promotions.
2022 “Say-on-Pay” Vote
The Committee considers whether Schneider’s executive compensation program is aligned with the interests of the Company’s shareholders. As part of that review, the Committee considered the fact that 99.56% of the votes cast on Schneider’s “say-on-pay” proposal to approve, on an advisory basis, our named executive officer compensation were cast by shareholders in favor of our proposal at our 2022 Annual Meeting. No significant changes were made to our going-forward executive compensation program in response to the 2022 “say-on-pay” vote.
2022 Compensation
Elements of 2022 Compensation
Total compensation for the named executive officers consists of one or more of the following components:
•	base salary;
•	cash-based annual incentive awards;
•	equity-based long-term incentive awards;
•	health and welfare benefits; and
•	limited perquisite benefits.

The Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering target TDC to retain and motivate its leaders and key employees. In making its target TDC decisions annually, the Committee reviews all elements of target TDC separately and in the aggregate. These compensation components are comparable to those of our competitors and peer group.
Determining 2022 Compensation
In its review of target TDC for our executive officers, and in determining the amount and form of incentive awards discussed below, the Committee generally considers several factors including the following:
•	market information with respect to cash and equity compensation;
•	the officer’s current target TDC levels;
•	annual bonus and other compensation;
•	the officer’s responsibilities and performance during the calendar year; and
•	our overall performance during prior calendar years and our future objectives and challenges.
At transportation and logistics service companies, generally the largest elements of executive compensation are paid in the form of short- and long-term incentives. Compensation mix and industry profitability vary as the industry faces many risk factors, such as those associated with the economy, safety, and fuel prices.
The Committee generally determines individual executive annual bonus targets and long-term incentive targets based on relevant market data, considering the executive’s individual performance and experience. In 2021, FW Cook prepared a market review of the Company’s executive compensation program. The results of the study included observations about the competitiveness of 2021 target TDC levels versus a projected 2022 marketplace, which informed adjustments, if any, for 2022.
The FW Cook market assessment in 2021 indicated that the target TDC levels for our named executive officers at the time of the assessment were, in the aggregate, below but within range of the peer group proxy and survey medians. These results indicate overall alignment with our compensation philosophy to provide competitive target TDC levels to our executive officers, taking into consideration target TDC levels around the 50th percentile of each of the peer group and survey data, generally. The Committee further believed that our payments and awards to our executive officers for 2022 were consistent with our financial performance and size, as well as the individual performance of each executive officer, and that each executive officer’s target TDC was reasonable.
The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the individual performance of our executive officers. The Committee considers actual results against deliverables and also bases its compensation decisions for the executive officers on:
•	leadership;
•	the execution of business plans;
•	strategic results;

•	operating results;
•	growth in profitability;
•	size and complexity of the business;
•	experience;
•	strengthening of competitive position;
•	analysis of competitive compensation practices; and
•	an assessment of our performance.
Where possible, the above criteria were compared with our peer group, taking into account the CEO’s input for his direct reports. For our CEO, the above criteria were compared with our peer group, taking into account input from members of the Committee and Board. Our CEO did not participate in any of the Committee’s deliberations regarding his own compensation.
Base Salary
The Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all the named executive officers. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention risk and relative salaries of the peer group members. The Committee may elect not to increase a named executive officer’s annual salary and has so elected in prior years. However, if warranted, the Committee may increase base salary where a named executive officer takes on added responsibilities or is promoted.
In determining annual base salary rates for 2022, the Committee made changes for certain named executive officers that it believed were necessary to provide the executive with a competitive target TDC level based on the market data prepared in 2021 by FW Cook. Accordingly, the Committee modified the base salary rate for our named executive officers as follows:
Executive	Effective Date	2021 Base Salary	2022 Base Salary	Percentage Change
Mark B. Rourke	5/1/2022	$850,000	$925,000	8.8%
Stephen L. Bruffett	5/1/2022	$535,000	$560,000	4.7%
Shaleen Devgun	5/1/2022	$425,000	$450,000	5.9%
Thomas G. Jackson	5/1/2022	$440,000	$440,000	0.0%
Robert M. Reich	5/1/2022	$400,000	$440,000	10.0%
Annual Incentive Awards
The Committee also grants annual incentive awards under the Schneider National, Inc. 2017 Management Incentive Plan (the “Management Incentive Plan”). The Management Incentive Plan provides general terms and conditions for our annual incentive award program, including provisions relating to administration, eligibility, and types of performance measures.

Target Annual Incentive Opportunities
The Committee considers several factors when approving each executive’s target annual incentive opportunity at the outset of the year, including our overall median philosophy, peer group and survey market data, prior year targets, the recommendation of the CEO (other than for himself) and any other executive-specific factors that it deems relevant. Our target annual incentive opportunities are expressed and considered as a fixed dollar amount rather than a percentage of base salary, because by avoiding the direct flow-through impact of changes in base salary on the annual incentive opportunity, the Committee has greater flexibility to manage the magnitude and mix of the various elements of target TDC.
In determining target annual incentive opportunities for 2022, the Committee made changes for certain named executive officers that it believed were necessary to provide each named executive officer with a target TDC level that is appropriate for his or her position based on the FW Cook market assessment prepared in 2021. Accordingly, the Committee modified our named executive officers’ annual bonus targets for 2022 as follows:
Executive	2021 Target Annual Incentive ($)	2022 Target Annual Incentive ($)	Percentage Change
Mark B. Rourke	$1,020,000	$1,156,000	13.3%
Stephen L. Bruffett	$500,000	$520,000	4.0%
Shaleen Devgun	$275,000	$300,000	9.1%
Thomas G. Jackson	$250,000	$260,000	4.0%
Robert M. Reich	$250,000	$260,000	4.0%
Annual Incentive Performance Goals
Consistent with 2021, the Committee adopted a 2022 annual incentive program design that employed two operating performance metrics measured over 2022: EBIT and Revenue Growth. Our named executive officers other than the CEO also had an Individual Performance Metric. For the CEO, the metrics are weighted 80% and 20% for EBIT and Revenue Growth, respectively, and for the other named executive officers the metrics are weighted 60%, 20%, and 20%, for EBIT, Revenue Growth, and Individual Performance, respectively. The Committee included the Individual Performance metric for the named executive officers other than the CEO to bring balance and create the opportunity to reward achievement of individual objectives that support individual areas of responsibility, profitability, competitive strength, and longer-term strategic goals. The Committee determined that it was appropriate to continue to tie the CEO’s annual incentive only to corporate performance to ensure full accountability for financial results.
For each metric, the Committee determines goals for the threshold, target, and maximum level of performance achievement. In addition, in order for any amounts to be earned for Revenue Growth, EBIT must meet a minimum threshold of 50% of target performance.
Once approved by the Committee, we generally anticipate that annual incentive plan metrics and goals will remain fixed for the period and that our executives’ annual incentive bonuses will be determined by the Company’s performance measured relative to the approved plan metrics and goals. The Committee, however, reserves the right to adjust payouts or performance goals for the period based on non-recurring transactions or other extraordinary or unforeseen circumstances which have a significant impact on the Company’s actual financial performance.

The following table outlines the approved threshold, target, and maximum performance achievement levels, actual 2022 performance and the corresponding payouts as a percentage of target. The Committee deemed the goals which were set at the time to be rigorous, but achievable, and based on customer freight trends, strategies for growth and controlling costs, and corporate strategies to maximize shareholder return.
2022 Performance (in thousands)	EBIT 60%(1)	Revenue Growth 20%(1)	Individual Performance 20%(1)
Maximum – 200% Payout(2)	$689,953	$780,392	200%
Target – 100% Payout	$574,961	$650,327	100%
Threshold – Payout(2)(3)	$459,969	$390,196	0%
2022 Actual Performance(4)(5)	$667,494	$578,077	Varies by NEO
Unweighted Formulaic Earnout (% of Target)	180.5%	72.2%	Varies by NEO
CEO 2022 Actual Performance (4)(5)	$610,494	$578,077	NA
CEO Unweighted Formulaic Earnout (% of Target)	130.9%	72.2%	NA
(1)	CEO weightings 80% EBIT and 20% Revenue Growth, all other named executive officers have 60% EBIT, 20% Revenue Growth and 20% individual Performance.
(2)
Linear interpolation applies between Threshold and Target (for each +/-1% change in achievement increases/decreases the payout by 2.5%) and between Target and Maximum performance levels (for each +/-1% change in achievement increases/decreases the payout by 5.0%).

(3)	EBIT: 50% of Target Payout at Threshold; Revenue Growth: 0% of Target Payout if at or below Threshold
(4)
Actual bonus amounts to our named executive officers for 2022 were based on the performance achievement levels described above, except that our Compensation Committee approved, consistent with pre-approved guidelines, the following adjustments to EBIT performance: 1) to exclude the negative effect of $5.2M in charges related to an adverse audit assessment for prior period state sales tax on rolling stock equipment used within that state; 2) exclude the negative effect of a $5M in charges related to loss from sale of the Company's China-based logistics operations; and 3) other than for the CEO (per note 5), to exclude the negative effect of a $57.0M adverse judgement on a lawsuit with former owners of Watkins and Shepherd Trucking, Inc. and Lodeso, Inc., inclusive of prejudgment interest and the former owner's attorneys' fees.

(5)	The 2022 Actual Performance for CEO EBIT was $610,494. For the CEO only, the $57.0M adverse judgement impact was included in 2022 EBIT.
Named executive officer performance for the Individual Performance metric within the annual incentive plan is based on specific goals identified at the beginning of the year and measured throughout the year. The Compensation Committee believes that the individual performance goals established for each executive supports the Company’s long-term objectives and are indicators of the executive’s success in fulfilling those responsibilities during the year. The individual performance goals were designed to be achievable but require strong and consistent performance by the named executive officer.
A high-level summary of the individual performance goals for each named executive officer is outlined below:
Executive	2022 Individual Performance Goals
Stephen L. Bruffett
• Provide framework, analysis, and insights for advancing enterprise’s strategic roadmap
• Provide expert leadership in successfully advancing acquisitions and ventures
• Maintain strong compliance, risk, and control environment across all enterprise finance activities
• Advance key diversity, equality and inclusion strategies and outcomes

Executive	2022 Individual Performance Goals
Shaleen Devgun
• Provide leadership to the development and delivery of the company’s digital technology transformation
• Cultivate strategic new business ventures with innovative start-up companies
• Provide expert leadership in mitigating enterprise cyber security risk

Thomas G. Jackson	• Provide expert leadership in successfully advancing acquisitions and ventures • Advance capabilities to identify, mitigate and monitor enterprise risk management framework
Robert M. Reich
• Implement and monitor actions to deliver on enterprise sustainability goals
• Provide expert leadership to the enterprise's equipment procurement, maintenance, and disposal strategies
• Advance capabilities to enhance the driver's experience in terms of people, process, and technologies

In January 2023, Mr. Rourke reviewed, with the Compensation Committee, each executive’s progress, and achievement against his or her previously identified individual performance goals. The Compensation Committee approved the actual annual incentive payout amounts for our named executive officers for 2022, as follows:
Executive	2022 AIP Target Payout ($)	Operating Metrics ($)	Individual Performance ($)	2022 AIP Payout Total ($)
Mark B. Rourke (1)	$1,156,000	$1,377,605	NA	$1,377,605
Stephen L. Bruffett	$520,000	$638,196	$104,000	$742,196
Shaleen Devgun	$300,000	$368,190	$78,000	$446,190
Thomas G. Jackson	$260,000	$319,098	$62,400	$381,498
Robert M. Reich	$260,000	$319,098	$72,800	$391,898
(1)	CEO annual incentive includes only Financial metrics weighted 80% EBIT and 20% Revenue Growth.
The bonus amounts earned by our named executive officers for 2022 were paid in early 2023 and are reflected below in the 2022 Summary Compensation Table in the column titled “Non-Equity Incentive Compensation”.
Long-term Incentive Compensation
The Committee awards long-term incentive compensation under the shareholder-approved Schneider National, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan allows us to provide equity and cash incentive awards to officers, key employees, and directors, thereby aligning their interests with those of our shareholders.

Generally speaking, each of our named executive officers received three forms of equity awards under the Omnibus Incentive Plan, as follows:

Consistent with prior years, the general structure of the LTI program design for 2022 consisted of the same blend of performance-based and shareholder aligned retention awards. While maintaining the three forms of equity awards within the plan, the Committee approved changes for 2022 in support of the Company's strategic objectives. Specifically, the Committee approved: 1) to grant performance share units and restricted share units instead of performance shares and restricted shares; 2) adjust the stock options and restricted share unit vesting date to February 15 to align with the anniversary of the grant date; and 3) provide for a deferral opportunity for restricted share units and performance share units starting in 2022. None of the named executive officers elected to participate in the deferral program in 2022.
Stock Options and Restricted Share Units
Stock options and restricted share units vest in four substantially equal annual installments beginning on February 15, 2023, subject to continued employment through each such vesting date. The dollar value of the equity awards were converted to a specific number of options or restricted share units on the February 15, 2022 grant date, based on the fair market value of our Class B common stock on that date for restricted share units and the Black-Scholes value for stock options.
Performance Share Units
Performance Share Units vest only if pre-established three-year performance targets are achieved. The target number of performance share units is determined by dividing the target value of the award on the grant date by the fair market value of our Class B common stock on that date. The fair market value used for converting the intended grant value to a number of share units differs from the reported grant date fair value of the award, as the Company uses the Monte Carlo valuation method to determine the grant date fair value of the awards for accounting purposes. All 2022 grants were awarded to the named executive officers on February 15, 2022. The number of share units earned at the end of the three-year period will range from 0% to 250% of the target number of share units depending on company performance under the following metrics and subject to the following weightings:
•	Cumulative Earnings Before Tax “EBT” – 60% weight;
○	“Earnings Before Tax” for each year, means earnings before tax as reported in the audited financial statements to the Company's Form 10-K, in accordance with GAAP;

•	average Return on Capital “ROC” – 40% weight
○
“Return on Capital” means operating earnings divided by invested capital provided, that for purposes of the performance share units, the following items are omitted from the calculation; cash, marketable securities, debt, SFI, goodwill, interest, taxes; and

•	relative Total Shareholder Return “rTSR” modifier (described below).
The rTSR Modifier
The Company’s TSR will be compared to a comparator peer group’s TSR for the performance period beginning January 1, 2022 and ending December 31, 2024. The rTSR modifier will equal 0.75 if the Company’s rTSR is at or below the comparator group 25th percentile and will equal 1.25 if the Company’s rTSR is at or above the comparator group 75th percentile. The companies included in the comparator peer group for the 2022 plan year reflect Russell 3000 companies operating primarily as either Trucking or Air Freight & Logistics companies, excluding rental and technology companies, as categorized under the Global Industry Classification Standard (GICS) at the time of grant, as follows:
Air Transport Services Group	GXO Logistics	Radiant Logistics
ArcBest	Heartland Express	Ryder System
Atlas Air Worldwide	Hub Group	Saia
C.H. Robinson Worldwide	J.B. Hunt Transport Services	U.S. Xpress Enterprises
Covenant Logistics Group	Knight-Swift Transportation	United Parcel Service
Daseke	Landstar System	Universal Logistics
Expeditors Int'l of WA	Marten Transport	Werner Enterprises
FedEx	Old Dominion Freight Line	XPO Logistics
Forward Air	P.A.M.Transportation Services	Yellow Corp
TSR is calculated as the change in stock price plus dividends over the performance period. The beginning price for the rTSR calculation is determined using the average closing share price over the trading days in December immediately prior to the performance period and the ending price for the rTSR will be determined by using the average closing share price over the trading days in December in year three of the performance period. For purposes of calculating each comparator company’s TSR, dividends are assumed to be reinvested in additional shares on the ex-dividend date.
For additional information on the terms of these awards relating to termination of employment and change of control, please see below under “Executive Compensation Tables and Narrative – Potential Payments upon Termination or Change of Control.”
The Committee determined the target value of each named executive officer’s total long-term incentive award with reference to their other elements of compensation and to target TDC levels around the 50th percentile of our peer group and survey data. In determining long-term incentive awards, the Committee made changes to the target long-term incentive opportunities that it believed were necessary to provide each named executive officer with a target TDC level that is appropriate for his or her respective peer group and position based on the FW Cook market assessment prepared in 2021.

The total intended value of each named executive officer’s 2022 long-term incentive award and intended values of each type of award (at target performance, in the case of the performance shares), is set forth below.
	Total Intended LTI Target Value ($) (1)	Intended Fair Value of Stock Options ($)	Intended Fair Value of Performance Share Units ($)	Intended Fair Value of Restricted Share Units ($)
Mark B. Rourke	$4,200,000	$1,050,000	$2,100,000	$1,050,000
Stephen L. Bruffett	$1,120,000	$280,000	$560,000	$280,000
Shaleen Devgun	$650,000	$200,000	$250,000	$200,000
Thomas G. Jackson	$600,000	$150,000	$300,000	$150,000
Robert M. Reich	$600,000	$150,000	$300,000	$150,000
(1)
The intended target value differs from the actual grant date fair value due to the timing of the grants, the rounding of the individual award components to whole shares, and differences between the intended value and fair market value using the Monte-Carlo valuation method.

From time to time, the Committee may make adjustments to executive pay as it determines appropriate to meeting our business needs. During 2021, the Committee took action to promote the continued retention of Mr. Devgun by approving an equity mix of 31% for stock options and restricted share units and 38% for performance share units granted in 2022.
2020-2022 Performance Share/Unit Award Earnout
We grant long-term incentives to our executive officers in the form of restricted performance shares/units under the Omnibus Incentive Plan. For the grants in 2020, payout under these awards was contingent on our performance as measured by two performance metrics, measured over a three-year period: cumulative compounded EBT growth (generally determined on the basis of GAAP, subject to the adjustment described in the footnote to the table below) and average ROC. These performance metrics were selected because they represent the key drivers of value creation in the transportation industry. While each grant was expressed as a fixed number of shares, the actual amount earned could range from 0% to 200% of target, depending on our performance relative to the two pre-established performance metrics. The performance metrics were not assigned fixed weights in determining the amount earned; rather, the amount earned is determined based on a matrix where a 1% change in the achievement of either metric would change the payout percentage by 10%. The awards were subject to continued employment with us and compliance with the terms of certain restrictive covenants. Upon final performance achievement certification by the Committee, earned shares were to be paid out by the last business day in February following completion of the three-year performance period.

The three-year performance period for the restricted performance shares/units awards granted in 2020 was completed in 2022. The performance goals and actual performance determined using the approved performance matrix described above were as follows:
2020-2022 Restricted Performance Shares/Units Awards Performance Goals	3 Year Compounded EBT Growth	3 Year Average ROC
Maximum – 200% Payout	18%	24.5%
Target – 100% Payout	8%	14.5%
Threshold – Payout (0% or 50% respectively) (1)	2%	10.5%
2020-2022 Actual Performance (2)(3)	50.8%	19.4%
Payout (% of Target) (2)(3)	200%
(1)
The threshold percentages in the table above reflect the lowest point in the payout matrix where a payment is possible, assuming the lowest possible performance that still yields an above-zero payment for the other metric. The maximum percentages reflect the performance level required to earn a maximum payout, assuming the other metric performs at target.

(2)
We adjusted our calculation of actual performance for 2020 to exclude the negative effects of $12.8M for an adverse tax ruling in September 2020 related to a dispute with the IRS, at that time under appeal, over the applicability of excise taxes on certain tractors refurbished during tax years 2011 through 2013 and no longer in service

(3)	We adjusted our calculation of actual performance for 2021 to exclude the positive effect of $13.5M for a successful appeal overturning the adverse tax ruling in September 2020.
The amounts earned by our named executive officers based on these performance results are reflected below in the 2022 Summary Compensation Table in the column titled “Stock Awards”.
Looking Ahead: Compensation Program Enhancements for 2023
To further the alignment of our executive compensation programs with the interest of our shareholders and support the company’s strategic objectives, we recently made the following changes to our long-term incentive program for 2023 to align with majority practices among our transportation-specific executive compensation benchmarking peer group:
•	Eliminated Stock options as part of the annual equity mix such that the weighting of performance share units and time-vested restricted share units will increase to 60% and 40% respectively.
•	Adjusted the vesting of restricted share units from 4-year ratable to 3-year ratable vesting.
There were no changes made to the annual incentive program design for 2023.
Supplemental Savings Plan
The Company maintains the 2005 Schneider National, Inc. Supplemental Savings Plan, a deferred compensation plan for its named executive officers. Under this plan, the officer may elect on an annual basis to defer up to 90% of his or her salary and/or bonus. In addition, the plan provides for continuation of Company contributions to the Company's qualified 401(k) savings and retirement plan in excess of the amounts otherwise permitted under the plan. This plan assists key employees in planning for retirement. The Company pays interest equal to the rate on a treasury bill with 7 years remaining to maturity plus one percent, which was 2.38% for 2022 and is reset each December 1st. This plan is unfunded, and any amounts are considered a general liability of the Company.

Deferred Equity Plan
The Company adopted the Schneider National, Inc. Deferred Equity Plan (the “Deferred Equity Plan”) on July 25, 2022. The Deferred Equity Plan strengthens the market competitiveness of our executive compensation program by providing our executives, including our named executive officers, the opportunity to defer a portion of their performance share units or restricted share units. Given its adoption mid-year, no executives made deferrals under the Deferred Equity Plan during 2022. For additional information regarding the Deferred Equity Plan, see the description beginning on page 51.
Retirement, Health and Welfare Benefits
The Company provides benefits such as medical, dental, vision and life insurance, short-term and long-term disability coverage, relocation benefits, and 401(k) and other retirement plan opportunities to all eligible employees, including the named executive officers. The Company pays for basic life insurance coverage up to $1,000,000 and long-term disability coverage up to $20,000 per month. In accordance with SEC rules, the value of these benefits is not included in the 2022 Summary Compensation Table, because they are available to all employees on a nondiscriminatory basis.
The Company matches employee contributions to the 401(k) savings and retirement plan up to a designated maximum amount and provides a discretionary retirement contribution dependent on years of service. In the case of the named executive officers and other highly compensated employees, the Company’s retirement contribution is made in cash and is taxable to the executive in order to pass certain IRS nondiscrimination tests pertaining to the retirement plan. Further, the Company provides up to 18 months of post-retirement medical coverage to retirees who (i) are not employed by us as drivers at the time of retirement, (ii) have at least 20 years of service with the Company, (iii) retire after age 62 and (iv) are not entitled to Medicare. This benefit is in addition to the 18-month period required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (known as “COBRA”) and is at the retiree’s sole cost.
The Company also provides vacation, sick leave, and other paid holidays to employees, including the named executive officers, which are comparable to those provided at other transportation companies. The Company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contribute directly to a productive and successful work life that produces better results for the Company and for its employees.
Personal Benefits and Perquisites
We offer an annual executive physical benefit to our named executive officers and other direct reports to the CEO. In addition to the cost of the physical itself, the benefit covers ordinary and necessary travel, meals and lodging in connection with the physical. Our CEO periodically uses the Company airplane to travel to the outside board meetings of a publicly traded company on whose board of directors he serves as an independent director. We also occasionally permit limited personal use of our Company airplane by our executive officers to reduce their travel time and allow them to devote more time to work duties or, with approval from our CEO, to respond to emergency or other urgent situations. We do not provide gross-up payments for any taxes owed by the executives in connection with any of these benefits. The aggregate incremental cost of these benefits is reported in the “All Other Compensation” column of the 2022 Summary Compensation Table. We do not provide any other personal benefits or perquisites to our named executive officers.

Potential Benefits Upon Termination and Change-of-Control Benefits
We do not have employment agreements or severance arrangements with any of our named executive officers.
The outstanding long-term incentive awards held by our named executive officers include provisions whereby, upon a “change of control”, the awards may become immediately vested, in whole or in part, under circumstances where (i) the acquiror does not assume or substitute the awards or (ii) the acquiror assumes or substitutes the awards and the named executive officer is terminated (i.e., a “double-trigger” termination of employment). See “—Potential Payments upon Termination or Change of Control.” We believe that such protections help create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk, and foster management stability during periods of potential uncertainty.
Tax Deductibility Of Compensation Expense
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation paid to “covered employees” that a publicly held company can deduct in any tax year. The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, however, the Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Key Compensation Policies and Programs
Executive Stock Ownership Policy
The Company has adopted and maintains an executive stock ownership policy, which establishes an amount of the Company’s common stock that executive officers are required to acquire and hold based on a multiple of their annual base salary. Under the policy, our executive officers are required to hold equity with a value equal to the following ownership base salary multiples, which reflect that our more senior executives, who have the greatest ability to impact our success, are required to acquire and hold more significant ownership stakes in our company:
Position	Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	3x
Other Executive Direct Reports to the Chief Executive Officer	2x
Executives must retain 75% of all shares from equity awards (on an after-tax basis, disregarding shares sold to cover any applicable exercise price) until the stock ownership policy has been satisfied. Only shares owned outright, the after-tax value of unvested time-based restricted shares/units, and deferred shares/units count toward satisfaction of the stock ownership requirement (shares subject to unvested or unexercised stock options as well as unearned performance shares/units do not count toward satisfaction of the stock ownership requirement). Each of our named executive officers has satisfied the applicable requirement by virtue of satisfying the required base salary multiple or are otherwise in compliance with the stock ownership policy.

Clawback Policy
The Company has adopted a formal clawback policy which provides that in the event the Company is required to restate any of its prior financial results due to the Company’s material non-compliance with financial reporting requirements under the securities laws, the Board or an appropriate committee of the Board may direct the Company to recover from any executive officer the amount of certain incentive-based compensation erroneously awarded. Incentive-based compensation subject to the clawback policy includes cash and performance-based equity compensation and excludes restricted shares/units and stock options, which vest based on continued service only. The amount of compensation subject to recovery under the policy is the excess of (1) the incentive-based compensation received by the executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement over (2) the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement. The Company also has a policy requiring forfeiture of certain deferred long-term cash incentive plan payments upon any executive’s breach of confidentiality obligations, or breach of post-employment non-competition or non-solicitation agreements. Awards granted under the Omnibus Incentive Plan are also subject to any incentive compensation “clawback” rules that may apply to us, as and when applicable laws and regulations become effective. In addition to the foregoing, the Company will revise its existing clawback policy or adopt an additional clawback policy that complies with the NYSE listing standards within the required timing.
Anti-Hedging & Anti-Pledging Policies
As described above, as part of our insider trading policy, our directors, officers, and other designated individuals are prohibited from short selling our securities and from buying or selling options of any kind, including puts, calls, or other derivative securities with respect to our securities. Our directors, officers and other designated individuals are also prohibited from pledging our securities or purchasing our securities on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held. See “—Corporate Governance—Anti-Hedging & Anti-Pledging Policies.”
401(k) Savings and Retirement Plan
The Committee believes it is important to have retirement programs that encourage our named executive officers to save for retirement and have long-term careers with us. To that end, our Company sponsors a qualified 401(k) savings and retirement plan that is available to our named executive officers and other employees. The Company makes discretionary retirement contributions, in cash and taxable to the participating named executive officers, annually based on such executive’s years of service, on the same basis as it does for other employees who participate in the plan.

Executive Compensation Tables and Narrative
2022 Summary Compensation Table
The following table includes information concerning compensation paid to or earned by our named executive officers for the years indicated.
	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Mark B. Rourke	2022	900,000	3,354,254	1,050,001	1,377,605	2,665	201,356	6,885,881
President and CEO	2021	833,333	2,844,803	900,002	2,040,000	2,892	131,157	6,752,188
	2020	793,750	2,175,017	724,992	1,321,665	766	67,421	5,083,611
Stephen L. Bruffett	2022	551,667	894,495	280,001	742,196	41	49,680	2,518,080
EVP - CFO	2021	523,333	869,233	274,998	950,000	29	28,341	2,645,934
	2020	500,000	768,777	256,237	458,708	6	18,550	2,002,279
Shaleen Devgun	2022	441,667	474,346	200,007	446,190	70	47,717	1,609,997
EVP - CIO	2021	425,000	416,048	199,990	522,500	59	36,323	1,599,920
	2020	422,917	318,742	106,258	348,068	19	30,183	1,226,188
Thomas G. Jackson	2022	440,000	479,210	150,005	381,498	12	60,521	1,511,246
EVP - General Counsel	2021	435,000	367,427	116,239	462,500	3	56,548	1,437,716
	2020	422,917	318,742	106,258	241,425	—	50,961	1,140,303
Robert M. Reich	2022	426,667	479,210	150,005	391,898	222	62,500	1,510,502
EVP - CAO

(1)
Salary amounts shown above are reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions), and as such, may include amounts transferred into our nonqualified deferred compensation plan, our 401(k) savings and retirement plan or both. Salary amounts shown above take into account increases in annual base salary rates, following the effective date of such increase. See “--2022 Compensation - Base Salary.”

(2)
Amounts reflect the grant date fair value of our restricted share/unit awards and our performance share/unit awards, determined in accordance with the applicable accounting guidance for equity-based awards. See Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the Year Ended December 31, 2022 for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of our performance share unit awards, the grant date fair value shown in the table is based upon the probable outcome of the performance conditions. The target values of the 2022 performance share unit awards at the grant date based on the probable outcome of the performance conditions are as follows: Mr. Rourke, $2,304,252; Mr. Bruffett, $614,486; Mr. Devgun, $274,321; Mr. Jackson, $329,191; and Mr. Reich, $329,191. The maximum values of the 2022 performance share awards at the grant date are as follows: Mr. Rourke, $5,760,629; Mr. Bruffett, $1,536,215; Mr. Devgun, $685,803; Mr. Jackson, $822,977; and Mr. Reich, $822,977.

(3)
Amounts reflect the grant date fair value of our stock option awards, determined in accordance with the applicable accounting guidance for equity-based awards. See Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the Year Ended December 31, 2022 for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	Reflects the amount of earnings under our nonqualified deferred compensation arrangements that exceeds 120% of the applicable federal long-term rate.
(5)
Amounts included in the “All Other Compensation” column for fiscal year 2022 include (i) an executive physical and personal use of Company airplane for Mr. Rourke, (ii) an executive physical for Mr. Bruffett, and (iii) an executive physical and relocation benefits provided to Mr. Jackson, and the amounts shown in the following table.

Components of All Other Compensation for 2022
	Retirement Contributions
Name	401(k) Company Match ($)	Taxable Cash Contribution ($) (1)	Company SSP Contributions ($) (2)
Mark B. Rourke	9,150	18,300	158,100
Stephen L. Bruffett	9,150	6,100	23,933
Shaleen Devgun	9,150	12,200	26,367
Thomas G. Jackson	9,150	6,100	11,950
Robert M. Reich	9,150	18,300	35,050
(1)
Represents a taxable cash retirement contribution for 2022, which could not be contributed to the named executive officer's 401(k) account due to limitations under the Code with respect to nondiscrimination testing of our 401(k) plan.

(2)	Represents contributions for 2022 made in early 2023.

Grants of Plan-Based Awards Table for 2022
The following table reflects estimated possible payouts under equity and non-equity incentive plans to the named executive officers during 2022. In 2022, (i) annual bonuses were awarded under our 2022 annual incentive program to named executive officers, measuring revenue (excluding fuel surcharge) growth and EBIT for the calendar year, and (ii) long-term incentive awards were granted under the Omnibus Incentive Plan to the named executive officers in the form of performance shares or restricted shares or stock options. See “--2022 Compensation.”
Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($) (2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark B. Rourke				1,156,000	2,312,000
	2/15/22	1/24/22				8,105	81,050	202,625				2,304,252
	2/15/22	1/24/22							40,525			1,050,003
	2/15/22	1/24/22								141,892	25.91	1,050,001
Stephen L. Bruffett				520,000	1,040,000
	2/15/22	1/24/22				2,161	21,614	54,035				614,486
	2/15/22	1/24/22							10,807			280,009
	2/15/22	1/24/22								37,838	25.91	280,001
Shaleen Devgun				300,000	600,000
	2/15/22	1/24/22				965	9,649	24,123				274,321
	2/15/22	1/24/22							7,720			200,025
	2/15/22	1/24/22								27,028	25.91	200,007
Thomas G. Jackson				260,000	520,000
	2/15/22	1/24/22				1,158	11,579	28,948				329,191
	2/15/22	1/24/22							5,790			150,019
	2/15/22	1/24/22								20,271	25.91	150,005
Robert M. Reich				260,000	520,000
	2/15/22	1/24/22				1,158	11,579	28,948				329,191
	2/15/22	1/24/22							5,790			150,019
	2/15/22	1/24/22								20,271	25.91	150,005
(1)
Actual amounts earned in respect of annual bonus grants shown here are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “--2022 Summary Compensation Table.”

(2)
Awards under our 2022 annual incentive program may be achieved at 0% if the revenue (excluding fuel surcharge) growth goal, EBIT threshold goal, or any portion of the individual performance component is not achieved. See “--2022 Compensation - Annual Incentive Awards.” Accordingly, no amounts are shown for annual bonus awards under the “Threshold” column. If the revenue (excluding fuel surcharge) growth goal is not achieved, but the EBIT threshold goal and target achievement for the individual performance component is achieved, the annual bonus payout would equal: Mr. Rourke, $462,400; Mr. Bruffett, $260,000; Mr. Devgun, $150,000; Mr. Jackson, $130,000; and Mr. Reich, $130,000.

Material Terms and Conditions of 2022 Omnibus Incentive Plan Awards
The following narrative describes the material terms and conditions of the incentive awards reported in our 2022 Summary Compensation Table and Grants of Plan-Based Awards for 2022 Table. See “—2022 Summary Compensation Table.”
Annual Bonuses. A target cash incentive award contingent on the achievement of performance goals relating to Revenue Growth, EBIT, and Individual Performance for 2022. Payouts may range from 0% to 200% of target, depending on the level of achievement. Additional detail is provided above under “Annual Incentive Awards.”
Nonqualified Stock Options. Options to purchase shares of our Class B common stock that vest and become exercisable ratably over a four-year period, subject to continued employment with us through each vesting date, with limited exceptions for a termination of employment due to death or disability, an eligible retirement, or a change in control.
Performance Share Units. Share units of our Class B common stock that are contingent on the achievement of specified performance goals relating to cumulative EBT sum, average ROC over a three-year performance period, a Total Shareholder Return (TSR) multiplier, as well as on continued service through the vesting date, with limited exceptions. The number of share units earned may range from 0% to 250% of the target number. Dividends are earned and paid only to the extent the share units are earned at the end of the performance period.
Restricted Share Units. Restricted share units of our Class B common stock vest ratably over a four-year period, subject to continued employment with us through each vesting date, with limited exceptions for a termination of employment due to death or disability, an eligible retirement, or a change in control. Dividends are accrued during the vesting period but are earned only to the extent the restricted share units are earned.

Outstanding Equity Awards at 2022 Year-End
The following table sets forth certain information with respect to outstanding equity awards held by the named executive officers as of December 31, 2022.
Name		Option Awards				Stock Awards
	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (4)
Mark B. Rourke	2022	—	141,892	25.91	2/15/2032	40,525	948,285	202,625	4,741,425
	2021	38,396	115,188	22.63	2/15/2031	29,829	697,999	198,851	4,653,113
	2020	57,176	57,176	20.04	2/14/2030	16,448	384,883	131,578	3,078,925
	2019	36,666	12,221	18.99	4/29/2029	3,662	85,691	—	—
	2019	29,606	9,868	20.96	2/15/2029	3,266	76,424	—	—
	2018	33,520	—	24.81	2/15/2028	—	—	—	—
	2017	41,208	—	17.00	4/5/2027	—	—	—	—
Stephen L. Bruffett	2022	—	37,838	25.91	2/15/2032	10,807	252,884	54,035	1,264,419
	2021	11,732	35,196	22.63	2/15/2031	9,114	213,268	60,760	1,421,784
	2020	20,208	20,208	20.04	2/14/2030	5,814	136,048	46,506	1,088,240
	2019	25,288	8,429	20.96	2/15/2029	2,790	65,286	—	—
	2018	27,656	—	24.37	4/29/2028	—	—	—	—
Shaleen Devgun	2022	—	27,028	25.91	2/15/2032	7,720	180,648	24,123	564,467
	2021	8,532	25,596	22.63	2/15/2031	6,627	155,072	22,095	517,023
	2020	8,380	8,380	20.04	2/14/2030	2,410	56,394	19,284	451,246
	2019	10,485	3,495	20.96	2/15/2029	1,157	27,074	—	—
	2018	8,352	—	24.81	2/15/2028	—	—	—	—
Thomas G. Jackson	2022	—	20,271	25.91	2/15/2032	5,790	135,486	28,948	677,372
	2021	4,959	14,877	22.63	2/15/2031	3,852	90,137	25,685	601,029
	2020	8,380	8,380	20.04	2/14/2030	2,410	56,394	19,284	451,246
	2019	13,686	4,562	16.76	7/22/2029	1,333	31,192	—	—
Robert M. Reich	2022	—	20,271	25.91	2/15/2032	5,790	135,486	28,948	677,372
	2021	4,799	14,397	22.63	2/15/2031	3,729	87,259	24,856	581,630
	2020	7,886	7,886	20.04	2/14/2030	2,268	53,071	18,148	424,663
	2019	6,030	3,676	18.99	4/29/2029	1,007	23,564	—	—

(1)
These stock options were granted ten years prior to the expiration dates indicated and become vested and exercisable in equal annual installments on each of the first four anniversaries of March 15 for stock option grants 2018-2021 and of February 15 for the 2022 grant, subject to continued employment through the applicable vesting date.

(2)
These awards of restricted shares/units were granted on February 15 and vest in equal annual installments over four years on each of the first four anniversaries of March 15 for time-based restricted stock grants 2018-2021 and of February 15 for the 2022 grant; and on December 31 following the second year after grant year for performance-based restricted stock indicated in the “Equity Incentive Plan Awards” column, subject to continued employment through the applicable vesting date.

(3)	Market values are based on the closing price of a Class B share equal to $23.40 as of December 30, 2022, the last trading day of 2022.
(4)
Performance share/unit awards vest upon determination of performance at the end of the 2020-2022 performance period for 2020 grants, at the end of the 2021-2023 performance period for 2021 grants, and at the end of the 2022-2024 performance period for 2022 grants. The number and value of the performance shares/units assume performance at the following levels: maximum for 2020, 2021, and 2022 grants.

Option Exercises and Stock Vested in 2022
The following table presents information about each stock option exercise and vesting of stock during the fiscal year ended December 31, 2022 for each of the named executive offers on an aggregated basis.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Mark B. Rourke	—	—	27,892	715,430
Stephen L. Bruffett	—	—	11,105	284,843
Shaleen Devgun	11,748	115,375	23,918	613,497
Thomas G. Jackson	—	—	3,822	98,034
Robert M. Reich	5,000	37,150	4,456	114,296
(1)	The value of restricted stock realized upon vesting is based on the closing stock price on March 15, 2022 (the vesting date) of $25.65.

2022 Non-Qualified Deferred Compensation
The following table summarizes the named executive officers' compensation under our nonqualified deferred compensation arrangements.
Name		Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2) (3)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4) (5)
Mark B. Rourke	SSP	—	158,100	13,560	—	749,609
	Retention Credits	—	—	40,586	—	1,748,294
	SARs	—	—	439,242	-1,919,564	—
	Total	—	158,100	493,388	-1,919,564	2,497,903
Stephen L. Bruffett	SSP	—	23,933	824	—	60,613
	Total	—	23,933	824	—	60,613
Shaleen Devgun	SSP	—	26,367	1,423	—	89,019
	Total	—	26,367	1,423	—	89,019
Thomas G. Jackson	SSP	—	11,950	236	—	22,749
	Total	—	11,950	236	—	22,749
Robert M. Reich	SSP	78,950	35,050	4,517	—	118,517
	Total	78,950	35,050	4,517	—	118,517
(1)	Represents our Supplemental Savings Plan contributions for 2022, made in early 2023 (which amounts are included in the “All Other Compensation” column of the Summary Compensation Table, above).
(2)
Represents (a) interest that accrued during 2022 on the executive's and registrant's contributions and existing balances under the Supplemental Savings Plan, (b) interest that accrued during 2022 on the deferred balance of the Retention Credits and (c) the change in vested SAR values during 2022.

(3)
Of the amounts reported in the “Aggregate Earnings in Last Fiscal Year” column, the following amounts were also reported as 2022 compensation in the Summary Compensation Table for Fiscal Year 2022 as the amount of earnings that exceeded 120% of the applicable federal long-term rate: Mr. Rourke, $2,665; Mr. Bruffett, $41; Mr. Devgun, $70; Mr. Jackson, $12; and Mr. Reich, $222.

(4)
Of the amounts reported in the “Aggregate Balance at Last Fiscal Year End” column, the following amounts were previously reported as compensation in the Summary Compensation Table for 2021 or prior years: Mr. Rourke, $289,944; Mr. Bruffett, $35,024; Mr. Devgun, $42,487; Mr. Jackson, $10,520; and Mr. Reich, $0.

(5)	The “Aggregate Balance at Last Fiscal Year End” column includes our Supplemental Savings Plan contributions for 2022, made in early 2023.
The Nonqualified Deferred Compensation Table for Fiscal Year 2022, above, includes amounts under the following arrangements.
Supplemental Savings Plan (or “SSP”). We maintain the 2005 Supplemental Savings Plan, which was amended and restated effective as of July 25, 2022. The Supplemental Savings Plan is a nonqualified deferred compensation plan that allows eligible employees to defer a portion of their annual cash compensation. Participants can elect to defer up to a maximum of 90% of their base salary as well as up to 90% of their bonus for the year. In addition, the plan provides for continuation of company contributions to the company's qualified 401(k) savings and retirement plan in excess of the amounts otherwise permitted under the plan. The compensation deferred under this plan is credited with earnings equal to the rate on a treasury bill with 7 years remaining to maturity plus one percent, which was 2.38% for 2022, and is reset each December 1st. Each participant is fully vested in the deferred compensation and earnings which they contribute and which we contribute towards their retirement. All amounts are considered unfunded and are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive their elective deferrals in one lump sum payment or in annual installments payable over a period of three, five or ten years. Non-elective retirement deferrals are paid out 50% in January of the year following separation of employment and 50% the January following that. As of January 2017, participants may defer for an additional five years or more from the original scheduled payment date (or in the case of installments payments treated as a single payment, five years or more from the date of the first amount was scheduled to be paid) subject to Section 409A of the Code.
Retention Credits. Retention Credits, if any, are subject to a five-year vesting schedule. Vested Retention Credits are paid out in March following the second anniversary of the date of the employee’s termination of employment with us, provided the employee has not violated the terms of his or her restrictive covenant agreements. The Company pays interest on the deferred balance of the Retention Credits, equal to the rate on a treasury bill with 7 years remaining to maturity plus one percent, which was 2.38% for 2022, and is reset each December 1st. The Committee has not granted any Retention Credits to our named executive officers since 2013.
Stock Appreciation Rights. Stock Appreciation Rights, or “SARs,” is a legacy program. In 2011 and 2012, our Compensation Committee granted SARs which became 100% vested on the date provided in the applicable award agreement (generally a three-year vesting period). Vested SARs are paid out on March 15 of the fifth year following the year of such grant (or as soon as practicable thereafter, but in no event later than June 1) or on a subsequent deferral date elected by the executive (or within 90 days following a termination of employment or change of control, if earlier), and until payment, continue to appreciate (or depreciate) based on the change in the book value of our Class B common stock. The 2012 SARs grant deferral election periods expired as of March 2022 and payments were made in accordance with the applicable award agreement (and are included in the “Aggregate Withdrawals and Distributions” column of the 2022 Non-Qualified Deferred Compensation Table). Grants of SARs were intended to enhance the retentive aspects of executive compensation, and to tie executive compensation to the value of our equity.
Deferred Equity Plan. We adopted the Deferred Equity Plan which permits a select group of the Company’s management or highly compensated employees to defer all or a portion of the participant’s performance share units or restricted share units under the Omnibus Incentive

Plan or any successor plan. Deferred equity awards are payable under the Deferred Equity Plan on the earliest to occur of (1) termination of employment, (2) a date selected by the participant that is at least one year following and not more than ten years after the equity award’s original payment date, (3) disability, or (4) death. Participants are always fully vested in equity awards deferred under the Deferred Equity Plan. Amounts deferred track the value of our common stock until the applicable payment date and are entitled to dividend equivalents to the extent provided under the original award agreement. Any equity awards that were deferred as shares of Company common stock will be distributed in shares of Company common stock, and equity awards that were deferred as cash will be distributed as cash. Each equity award distribution shall include all dividend equivalents granted in connection with that equity award and credited to a participant’s account in the form of cash.
In accordance with Section 409A of the Code and our deferred compensation arrangements, payments of nonqualified deferred compensation upon a separation from service may need to be delayed 6 months if the recipient of the payment is considered a “specified employee” within the meaning of Section 409A of the Code.
Potential Payments upon Termination or Change of Control
The company does not have employment agreements or predetermined personal severance agreements with any of its executives. According to the terms of our long-term incentive awards, certain outstanding awards held by our named executive officers accelerate all or in part upon death, disability, change of control and retirement, as described below.
Nonqualified Stock Options. Options to purchase shares of our Class B common stock will vest and become exercisable in full if the award holder’s employment is terminated as a result of death or disability. If the award holder retires before the vesting date and meets the defined retirement eligibility service requirements, then the options will continue to vest in full and become exercisable on their original schedule. Unvested stock options vest in full upon a change of control only if no provision is made in the change of control for the assumption or substitution of the options. If provision is made for the assumption or substitution of the options, then they will remain eligible for vesting contingent on continued service or a qualifying termination of employment (an involuntary termination without cause or the executive’s resignation for good reason within 24 months following the change of control - “double-trigger” equity vesting).
Performance Shares/Units. Performance shares/units will be deemed earned at the target level if, during the first calendar year of the performance period, the award holder’s employment is terminated as a result of death or disability. If such an event occurs after the first calendar year of the performance period, the Committee will determine whether any performance shares/units will be earned, based on actual performance for the completed calendar year prior to the year in which the termination of employment occurs. If the award holder retires before the vesting date and meets the defined retirement eligibility service requirements, then the award holder will remain eligible to earn a pro rata portion of the performance shares contingent on achievement of the performance goals. A portion of the performance shares/units shall, as determined by the Committee, be deemed earned by the award holder and shall be vested and settled upon a change of control only if no provision is made in the change of control for the assumption or substitution of the performance shares/units. If such change of control occurs during the first calendar year of the performance period, then a number of the performance shares/units shall be deemed earned by the award holder which corresponds to target level of achievement and shall be vested and settled as determined by the Committee. If such change of control occurs prior to the final date of the performance period but after the first calendar year of the performance period then the Committee shall determine the number of performance shares/units, if any, that shall be earned based on actual performance for the completed calendar years of the performance period prior to the year in which such change of control occurred. If provision is made for the assumption or substitution of the performance shares/units, then the performance conditions are waived, and a designated number of performance shares/units will remain eligible for vesting contingent on continued service or a qualifying termination of employment (“double-trigger” equity vesting).
Restricted Shares/Units. Restricted shares/units granted will vest in full if the award holder’s employment is terminated as a result of death or disability. If the award holder retires before the vesting date and meets the defined retirement eligibility service requirements, then the shares/units will continue to vest. The restricted shares/units granted vest in full upon a change of control only if no provision is made in the change of control for the assumption or substitution of the shares. If provision is made for the assumption or substitution of the shares/units, then they will remain eligible for vesting contingent on continued service or a qualifying termination of employment (“double-trigger” equity vesting).
Retention Credits. Retention credit awards fully vest if the award holder’s employment is terminated as a result of death, disability, or retirement. In the event of disability or retirement, payment will be made in the March following the second anniversary of the award holder’s termination date. In the event of death, payment will be made within 90 days following the award holder’s death.
Generally, for purposes of the awards described above, a “change of control” means the date on which a person or group of affiliated or associated persons (an “acquiring person”) has acquired legal or beneficial ownership of more than 50% of the outstanding shares of the voting stock of Schneider National, Inc., or the date an acquiring person acquires all or substantially all of the assets of Schneider National, Inc. Transfers of voting stock of Schneider National, Inc. among trusts held for the primary benefit of members of the Donald J. Schneider family would not constitute a change of control.
Retirement treatment of long-term incentive awards is conditioned on, among other things, the executive reaching the required retirement age of 59 1⁄2 and having at least ten consecutive years of service with us. As of December 30, 2022, the last business day of fiscal 2022, none of our named executive officers met the required retirement age of 59 1⁄2. With respect to our post-IPO awards, a recipient must work through the end of the year in which the award was granted and provide the required six months advance written notice to the company in order to be eligible for retirement treatment under such awards.

Potential Benefits Upon Termination or Change of Control
Potential benefits of the named executive officers due to death, disability, or a change of control (other than payment of deferred compensation accounts) are shown in the table below, assuming such event occurred as of December 30, 2022, the last business day of fiscal 2022.
Name	Value of Acceleration of Restricted Shares/Units ($) (1)	Value of Acceleration of Performance Shares/Units ($) (2)	Value of Acceleration of Stock Options ($) (3)	Total ($)
Mark B. Rourke
Change of Control/Double Trigger	2,193,305	12,473,464	5,631,129	20,297,898
Death or Disability	2,193,305	12,473,464	5,631,129	20,297,898
Stephen L. Bruffett
Change of Control/Double Trigger	667,491	3,774,443	1,700,676	6,142,611
Death or Disability	667,491	3,774,443	1,700,676	6,142,611
Shaleen Devgun
Change of Control/Double Trigger	419,188	1,532,735	1,079,586	3,031,508
Death or Disability	419,188	1,532,735	1,079,586	3,031,508
Thomas G. Jackson
Change of Control/Double Trigger	313,209	1,729,646	809,992	2,852,848
Death or Disability	313,209	1,729,646	809,992	2,852,848
Robert M. Reich
Change of Control/Double Trigger	299,385	1,683,665	774,299	2,757,350
Death or Disability	299,385	1,683,665	774,299	2,757,350
(1)
Represents value of restricted shares/units held by our named executive officers that vest upon a change in control (if no provision is made in the change in control for the assumption or substitution of the shares) or upon termination of employment due to death or disability, using the closing sale price of a share of Class B common stock equal to $23.40 as of December 30, 2022.

(2)
The value of the performance shares/units assumes performance at the following levels: maximum for 2020, 2021 and 2022 grants held by our named executive officers, using the closing sale price of a share of Class B common stock equal to $23.40 as of December 30, 2022. The performance shares/units would vest upon a change in control (if no provision is made in the change in control for the assumption or substitution of the shares/units) or upon a termination of employment due to death or disability.

(3)
Represents intrinsic value of stock options that vest upon a change in control (if no provision is made in the change in control for the assumption or substitution of the shares) or upon a termination of employment due to death or disability, using the closing sale price of a share of Class B common stock equal to $23.40 as of December 30, 2022.

CEO Pay Ratio
As required under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation for all of our employees other than our CEO (the “Pay Ratio Disclosure”) calculated in a manner consistent with Item 402(u) of Regulation S-K.
•	The median of the annual total compensation for all employees of our company and its consolidated subsidiaries, other than our CEO, was $58,911.
•	Our CEO’s annual total compensation for 2022, as reported in the Total column of the 2022 Summary Compensation Table, was $6,885,881.
Based on this information, for 2022, the ratio of the annual compensation of our CEO to the median of the annual total compensation of all other employees is estimated to be 117 to 1.
The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO Pay Ratios.
Identification of Median Employee
Due to changes in our employee population from 2021, we identified a new median employee as of December 31, 2022. We identified our median employee by examining the 2022 Form W-2 compensation for all of our U.S. employees, excluding our CEO, who were employed by us on December 31, 2022. We included in this examination all full-time, part-time, seasonal, and temporary employees but we excluded all of our non-U.S. employees pursuant to the de minimis exemption. As of December 31, 2022, our employee population after excluding non-U.S. employees consisted of 16,918 employees. We excluded 119 employees in Mexico and 1 employee in Canada under the de minimis exemption.
While we did not make any assumptions, adjustments, or estimates with respect to Form W-2 compensation, we did annualize compensation for any permanent full-time or part-time employees who were not employed by us for all of 2022. We believe that the use of Form W-2 compensation for all employees is a consistently applied compensation measure because it includes all major taxable compensation elements available to employees.
After identifying our median employee based on 2022 Form W-2 compensation, we calculated the annual total compensation for the employee using the same methodology we used for our named executive officers for purposes of the 2022 Summary Compensation Table. Total compensation includes salary, equity-based awards (applicable to our CEO but not to our median employee), non-equity incentive plan compensation, company contributions to retirement plans and perquisites (applicable to our CEO but not to our median employee).

Pay Versus Performance
Introduction
In accordance with the SEC’s disclosure requirements, below is information regarding the “Compensation Actually Paid” (“CAP”) versus our performance (“PVP”). Additional information on how the Compensation Committee makes compensation decisions and aligns CAP with performance can be found on pages 26-30.
Most Important Metrics Used for Linking Pay and Performance:
The list below shows the most important metrics used by the Committee to link CAP to company performance.
Earnings Before Interest and Taxes (EBIT)* (1)
*We consider EBIT to be the most important financial measure used to link pay with performance in 2022 because it (1) is used to determine 80% and 60% of the annual cash incentive award payout for the PEO and other NEOs, respectively, (2) is highly influenced by revenue performance during the year (also used as an annual incentive metric), (3) is highly correlated to EBT and ROC performance, which are used in the performance share/units program and (4) is a key metric of focus for investors and therefore highly correlated to stock price performance.

Earnings Before Taxes (EBT)
Return on Capital (ROC)
Revenue Growth
Relative TSR

(1)	GAAP reconciliation can be found on page 35.
Pay versus Performance Table
Below is the tabular disclosure which shows the total compensation for our principal executive officer (“PEO”) and the average of our non-PEO NEOs (as set forth in the below Summary Compensation Table (“SCT”)), the CAP to our PEO and the average for our non-PEO NEOs, our absolute TSR, the TSR of our peer group over the same period, our net income, and our EBIT for fiscal years 2022, 2021, and 2020.
Year (1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (2) (3) (4) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (2) (3) (4) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (GAAP) (6) (h)	EBIT (3) (6) (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return (5) (g)
2022	$6,885,881	$6,957,044	$1,787,456	$1,756,329	$121.54	$122.85	$458	$610
2021	$6,752,188	$11,257,776	$1,878,416	$2,951,458	$137.92	$151.16	$405	$532
2020	$5,083,611	$3,644,917	$1,513,183	$1,159,134	$104.86	$114.73	$212	$300
(1)
The PEO in all three fiscal years is Mark B. Rourke. The NEOs in the 2022 fiscal year are Stephen L. Bruffett, Shaleen Devgun, Thomas G. Jackson and Robert M. Reich. The NEOs in the 2021 and 2020 fiscal years are Stephen L. Bruffett, David L. Geyer, Shaleen Devgun and Thomas G. Jackson.

(2)
SEC rules require certain adjustments be made to the SCT values to determine CAP, as reported in the PVP table above. For purposes of the pension valuation adjustments, NEOs do not participate in any defined benefit plan and as such it is not included in the below table. The following table details the applicable adjustments that were made to determine CAP.

	Deduct SCT Stock & Option Awards (a)	Add Year-End Value of Unvested Equity Granted in Year (b)	Add Change in Value of Unvested Equity Granted in Prior Years (c)	Add Change in Value of Vested Equity Granted in Prior Years (d)	Add Change in Value of Dividends Accrued (e)	Total Value of Equity for CAP (f) = (b) + (c) + (d) + (e)
PEO
2022	$4,404,255	$3,879,453	$991,183	($568,661)	$173,443	$4,475,418
2021	$3,744,805	$4,678,511	$3,032,155	$307,725	$232,002	$8,250,393
2020	$2,900,009	$2,661,424	($1,323,076)	($189,815)	$312,782	$1,461,315
Average Non-PEO NEO
2022	$776,820	$684,450	$148,922	($119,239)	$31,559	$745,693
2021	$756,014	$949,705	$731,558	$94,194	$53,600	$1,829,056
2020	$656,264	$602,272	($350,870)	($46,019)	$96,832	$302,216

(3)
The fair value of performance shares/units reporting for CAP purposes in columns (c) and (e) assumes estimated performance results as of the end of each fiscal year for internal metrics (i.e., EBT & ROC) and Monte Carlo simulation valuation model for market metrics (i.e., TSR vs. performance peer group), in accordance with FASB ASC 718. Performance share/units will ultimately vest based on measured performance through the end of the three-year performance period for all metrics.

(4)
The fair value of stock option awards reporting for CAP purposes in columns (c) and (e) was determined using the Black-Scholes option pricing model using materially the same assumptions as disclosed at the initial grant.

(5)
Reflects the total shareholder return indexed to $100 per share for the Dow Jones Transportation Index, which is the industry line peer group reported in our 2023 Form 10-K. See page 38 for the TSR measurement periods used for each fiscal year.

(6)	Values shown are in millions.
We believe there is strong linkage between CAP to our executives and our performance, consistent with our compensation philosophy and as described in our Compensation Discussion and Analysis starting on page 26. Specifically:
•
Our cumulative TSR was ~20% from the beginning of 2020 through the end of 2022, which was in-line with the peer group TSR over the same period (with variation by individual year). The PEO and non-PEO CAP each year also generally tracked with our cumulative TSR performance, with deviations attributable to the impact of financial performance versus the pre-established PSU goals.

•
Our GAAP net income significantly increased in 2021 (+91% from 2020) and increased in 2022 (+13% from 2021). CAP for the PEO and non-PEO NEOs reflected a corresponding increase in 2021. In 2022, however, CAP for the PEO and non-PEO NEOs fell from the prior year, reflecting strong financial performance being offset by stock price decline.

•
Similar to net income, EBIT increased significantly during 2021 (+77% from 2020) and increased in 2022 (+15% from 2021), with a similar relationship between CAP and EBIT figures as indicated above for GAAP net income.

Risk Considerations Relating
to Compensation
We believe that our compensation programs are designed with appropriate features to mitigate risk, including:
•
Our incentive plans have a mix of performance measures, including annual company-wide and business unit financial metrics tied to budget as well as different long-term incentive three-year performance metrics based in part upon industry peer group benchmarking.

•	Our compensation programs contain a balance of short-term and long-term incentive vehicles.
•	Incentive plan payouts generally have thresholds and are capped for cash incentives.
•
For long-term incentives, a mix of restricted shares/units, performance shares/units and stock options provides a blend of performance measures and incentives. These shares/units typically vest over a multi-year period, with stock options expiring after a ten-year period to encourage executives to take actions that promote the long-term sustainability for our business.

•	The range of payouts from threshold to maximum (a linear slope) is carefully considered to ensure an appropriate risk and reward profile.
•	The performance plan includes a relative Total Shareholder Return (rTSR) metric to strengthen shareholder alignment with a carefully considered comparator group.
•
Our plans are well documented and communicated to participants; there is a robust review of results as the plan year unfolds; and an anonymous, international whistle-blower reporting mechanism is in place.

•	Our stock ownership policy links interests of executive officers to shareholders.
•
Executive compensation adjustments, payouts and plan design decisions are at the sole purview of the Compensation Committee; and an independent executive compensation consultant attends Committee meetings to provide market and best practice consultation.

•	A clawback policy is in place with Committee discretion to recover the amount of erroneously awarded incentive-based compensation.
In January 2023, we conducted an analysis of whether our policies and practices relating to the design and implementation of the Company’s incentive compensation programs, including executive compensation plans that cover our named executive officers, create material risks to the Company. That analysis was reviewed by the Compensation Committee and F.W. Cook, the Compensation Committee’s independent compensation consultant. The Compensation Committee concluded that Schneider’s compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

PROPOSAL 1:
ELECTION OF DIRECTORS
On the recommendation of the Corporate Governance Committee, the Board has nominated the persons listed below for election as directors at the 2023 Annual Meeting or Shareholders, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. Each of the nominees is an incumbent director, with the exception of Kathleen M. Zimmermann. Ms. Koller and Ms. Zimmermann are being nominated for election to the Board pursuant to the Schneider Family Nomination Agreement. Adam Godfrey informed the Board in January 2023 that he would not stand for re-election at the 2023 Annual Meeting of Shareholders. The Board is deeply grateful to Mr. Godfrey for his many years of valued contributions and insights into Schneider’s business and strategy. As a result of Mr. Godfrey’s decision, the Board approved a reduction in the size of the Board from ten to nine directors, effective upon the close of busines on the date of the 2023 Annual Meeting of Shareholders.
At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nine nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s nine nominees.
Each of the nominees has consented to serving as a nominee, being named in this Proxy Statement and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxy holders may vote, in place of such nominee, for any nominee designated by the present Board to fill the vacancy.
For more information on the director nominees, please see the biographies of the director nominees beginning on page 59.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE (PROPOSAL NO.1).
Vote Required
Each director will be elected by a plurality of the votes cast at the Annual Meeting. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors. Votes “withheld” will have no effect. Only votes cast “for” a director will have an effect on the election of directors.
Biographical Information of Director Nominees
Set forth below are each nominee’s name, age, principal occupation for at least the last five years and other biographical information, including the year in which each was first elected as a director of the Company. In addition, the biographies discuss the particular experience, qualifications, attributes, and skills of the director that, in light of the Company’s business and structure, led the Board to conclude that the individual should serve on the Board of the Company.

JYOTI CHOPRA
Age: 59 Director since: 2021 Committees: Compensation Corporate Governance
Experience

Since 2019, Ms. Chopra has served as Senior Vice President and Chief People, Inclusion and Sustainability Officer for MGM Resorts International, an entertainment and hospitality company that owns and operates integrated resorts across the United States and in Macau. She previously served as Senior Vice President and Global Leader for Diversity and Inclusion, HR Transformation and Operations at Pearson Plc, a British multinational publishing and education company, from 2018 to 2019 and as Managing Director and Global Head of Diversity and Inclusion at BNY Mellon, a global investments company, from 2012 to 2018. Ms. Chopra holds a Bachelor of Arts degree in journalism from New York University and an M.B.A. from the University of Oxford. Additionally, she also completed the Securities Industry Institute at the Wharton School, University of Pennsylvania.

Qualifications

With reference to Ms. Chopra's skills that are reflected in the Skills Matrix appearing on page 20, we believe that Ms. Chopra is qualified to serve on the Board due to her extensive human resources, international business, operations, environmental and social responsibility experience, and successful track record of driving business transformations through innovative people practices.

JAMES R. GIERTZ
Age: 66 Director since: 2017 Committees: Audit, Chair Corporate Governance
Experience

Mr. Giertz served as Chief Financial Officer of H.B. Fuller Company, a formulator, manufacturer and marketer of adhesives, sealants, and other specialty chemical products, from 2008 until May 2016, after which he became Executive Vice President with responsibility for H.B. Fuller Company’s strategy deployment efforts until his retirement in February 2017. He has served as a member of the Board of Directors of Hill-Rom Holdings, Inc., a medical technology company, from 2009 until 2021 and was most recently a member of that company’s audit committee. Mr. Giertz holds a Bachelor of Science degree in Mechanical Engineering from Iowa State University and an M.B.A. from Harvard University.

Qualifications

With reference to Mr. Giertz’s skills that are reflected in the Skills Matrix appearing on page 20, we believe Mr. Giertz is qualified to serve on the Board because of his experience in finance, strategy development and his prior public company service experience as a director.

ROBERT W. GRUBBS
Age: 67 Director since: 2012 Committees: Compensation, Chair Corporate Governance
Experience

Since 2020, Mr. Grubbs has served on the Board of Directors of Equity Distribution Acquisition Corp. From 2013 to 2019, Mr. Grubbs served as the Non-Executive Chairman of Ohio Transmission Corp., a distributor of motion control and related products and services. From 1998 to 2008, Mr. Grubbs served as the President and Chief Executive Officer of Anixter International Inc., a Chicago-based distributor of network and security solutions, electrical and electronic solutions, and utility power solutions. From 1994 to 2008 Mr. Grubbs was also the President and Chief Executive Officer of Anixter Inc., a subsidiary of Anixter International Inc. Mr. Grubbs holds a Bachelor of Arts degree in business administration from the University of Missouri.

Qualifications

With reference to Mr. Grubb’s skills that are reflected in the Skills Matrix appearing on page 20, we believe Mr. Grubbs is qualified to serve on the Board because of his extensive executive, leadership, and prior public company experience, and because of his expertise in the area of supply chain services (including 3PL).

ROBERT M. KNIGHT, JR.
Age: 65 Director since: 2020 Committees: Compensation Corporate Governance
Experience

Mr. Knight is the former Chief Financial Officer of Union Pacific Corporation, a position he held for 15 years before retiring in December 2019. During Mr. Knight’s 40-year tenure at Union Pacific Corporation, he also held a variety of senior executive positions, including General Manager of the company’s energy and automotive business units. In 2022, Mr. Knight was elected to the Board of directors of Canadian National Railroad Company. He also serves on the Board of Directors of Hyliion Corp., a leading electronic vehicle company, where he also currently serves on the Audit Committee. Mr. Knight holds a Bachelor of Arts degree in business administration from Kansas State University and an M.B.A. from Southern Illinois University.

Qualifications

With reference to Mr. Knight’s skills that are reflected in the Skills Matrix appearing on page 20, we believe Mr. Knight is qualified to serve on the Board because of his extensive experience in finance, accounting, investor relations and as an executive of publicly traded companies and his extensive knowledge of global trade as well as the transportation and logistics industries.

THERESE A. KOLLER
Age: 63 Director Since: 2022 Committees: Corporate Governance
Experience

Ms. Koller engages in philanthropic work and serves on the board of a variety of non-profit organizations. She holds a bachelor’s degree in English from the University of St. Thomas and a master’s degree in Counseling from the University of Pennsylvania.

Qualifications

We believe that preserving the Schneider family’s unity and commitment to the enterprise is a unique and powerful source of organizational resilience and, with reference to Ms. Koller’s skills that are reflected in the Skills Matrix appearing on page 20, that Ms. Koller, in addition to her business and leadership experience, is qualified to serve on the Board due to her understanding of and close affiliation with the history of the enterprise, her rapport with the Schneider family and ability to integrate the Schneider family’s values into discussions amongst the Board regarding corporate responsibility, corporate governance, strategic planning and oversight.

MARK B. ROURKE
Age: 58 Director since: 2019
Experience

Mr. Rourke is currently Schneider’s Chief Executive Officer and President – a role that he has held since 2019. Over his 34-year career with Schneider, Mr. Rourke has served in various executive and operational roles including Chief Operating Officer, General Manager of Schneider Transportation Management, and President of Truckload Services. Mr. Rourke also serves on the Board of Directors of The Shyft Group. He holds a Bachelor of Arts degree in marketing from the University of Akron.

Qualifications

With reference to Mr. Rourke’s skills that are reflected in the Skills Matrix appearing on page 20, we believe that Mr. Rourke is qualified to serve on the Board because of his extensive knowledge and experience in all aspects of our business, and his extensive technical expertise in all aspects of our truckload, intermodal and logistics services.

KATHLEEN ZIMMERMANN
Age: 55 Director since: 2017-2020; 2022 Committees: Corporate Governance
Experience

Ms. Zimmermann is currently a real estate investor and holds her real estate license. She received her Bachelor of Arts degree in marketing from Marquette University. Ms. Zimmermann has held a variety of sales leadership roles throughout her career, including with Schneider Communications, Frontier Communications and Global Crossing.

Qualifications

We believe that preserving the Schneider family’s unity and commitment to the enterprise is a unique and powerful source of organizational resilience and, with reference to Ms. Zimmermann’s skills that are reflected in the Skills Matrix appearing on page 20, that Ms. Zimmermann, in addition to her business and leadership experience, is qualified to serve on the Board due to her understanding of and close affiliation with the history of the enterprise, her rapport with the Schneider family and ability to integrate the Schneider family’s values into strategic discussions amongst the Board regarding corporate responsibility, corporate governance, strategic planning and oversight.

JOHN A. SWAINSON
Age: 68 Director since: 2019 Committees: Corporate Governance, Chair Audit
Experience

Mr. Swainson is currently Executive Chairman of Equiniti, Inc., a leading provider of share registry and pension administration services in the UK and US. He is also the Executive Chairman of Travelport Inc, a B2B marketplace for the travel industry. Both companies are owned by Siris Capital, a New York-based private equity firm, where he is an Executive Partner. Mr. Swainson also sits on the board of the Electric Reliability Council of Texas, as well as the advisory board of Midis Group. Previously, Mr. Swainson was President of the Dell Software group from 2012-2016 and served as a Senior Advisor to Silver Lake, a large technology focused private equity firm. He was formerly on the boards of Broadcom, Inc.; Cadence Design Systems, Inc.; Assurant, Inc.; SecureKey, Inc., VISA, Inc. and Serena Software, Inc. He was also the Chief Executive Officer and Director of CA Technologies from 2005 to 2010 and held a series of senior leadership roles during a 26-year career at IBM. Mr. Swainson holds a Bachelor of Science degree in applied science from the University of British Columbia.

Qualifications

With reference to Mr. Swainson’s skills that are reflected in the Skills Matrix appearing on page 20, we believe Mr. Swainson is qualified to serve on the Board because of his extensive experience with information technology and technology companies and prior public company experience.

JAMES L. WELCH
Age: 68 Director since: 2018 Chairman since: 2023 Committees: Audit
Experience

Mr. Welch served as Chief Executive Officer of Yellow Corporation (formerly YRC Worldwide), a $5 billion transportation company providing LTL transportation services throughout North America, from July 2011 until his retirement in April 2018. Mr. Welch previously served as President and Chief Executive Officer of Dynamex, Inc. from 2008 until 2011. Mr. Welch also was President and Chief Executive Officer of Yellow Transportation, a subsidiary of Yellow Corporation, from 2000-2007. He also is a member of the Board of Directors of SkyWest, Inc., where he serves on the Audit, Governance and Safety committees and, beginning in May 2022, Mr. Welch was elected Lead Director. Mr. Welch also is a member of the Board of Directors of Stericycle, Inc., where he serves on the Audit and Safety committees. Mr. Welch holds a Bachelor of Science degree in psychology from West Texas A&M University.

Qualifications

With reference to Mr. Welch’s skills that are reflected in the Skills Matrix appearing on page 20, we believe Mr. Welch is qualified to serve on the Board because of his extensive experience in finance, strategy development and the transportation industry, including as an executive and director of publicly traded companies.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has re-appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm and as auditors of our consolidated financial statements for the fiscal year ending December 31, 2023. The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to re-appoint Deloitte for 2023, the Audit Committee considered, among other factors, the independence and performance of Deloitte, and the quality and candor of Deloitte’s communications with the Audit Committee and management. Deloitte has served as Schneider’s independent registered public accounting firm since 2002.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte as Schneider’s independent registered public accounting firm for 2023. Although ratification of the Audit Committee’s appointment of Deloitte is not required, we value the opinions of our shareholders and believe that shareholder ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Schneider and its shareholders. Representatives of Deloitte are not expected to attend the Annual Meeting.
Audit and Other Fees Paid to Deloitte & Touche LLP
The fees billed by Deloitte for professional services rendered for 2021 and 2022 are reflected in the following table:
Fee Category	2022 Fees	2021 Fees
Audit Fees	$2,281,146	$2,108,805
Audit-Related Fees	25,685	5,685
Tax Fees	47,262	60,440
All Other Fees	—	—
Total Fees	$2,354,093	$2,174,930

Audit Fees
Audit fees consist of fees for (1) the audits of our annual financial statements for 2021 and 2022 included in our Annual Report on Form 10-K for 2021 and 2022, (2) the review of the interim financial statements included in our Quarterly Reports on Form 10-Q in 2021 and 2022, and (3) the audit of our internal control over financial reporting during 2021 and 2022.
Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees. The audit-related fees for 2021 and 2022 primarily include subscription to an accounting research tool and procedures associated with the filing of a registration statement.
Tax Fees
Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel. The tax fees for 2021 and 2022 primarily include services in connection with international and U.S. tax compliance matters.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte.
Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee’s charter requires that it pre-approve all audit and non-audit services of our independent registered public accounting firm. The Audit Committee may consult with management in determining which services are to be performed but may not delegate to management the authority to make these determinations.
All of the services performed by Deloitte for fiscal years 2021 and 2022 described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” PROPOSAL NO. 2.
Vote Required
To ratify the appointment of Deloitte as our independent registered public accounting firm, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal. Unless otherwise specified, the proxies solicited hereby will be voted to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL 3
ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).
Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way. We believe that the compensation of our named executive officers appropriately reflects and rewards their significant contributions to Schneider’s strong performance during 2022.
We encourage shareholders to read the section entitled “Compensation Discussion and Analysis,” beginning on page 26, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2022.
At the 2022 annual meeting of shareholders, 99.56% of votes cast supported our executive compensation program. We have periodic discussions with shareholders regarding various corporate governance topics, including environmental, social, and governance topics, executive compensation, and related trends.
Shareholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that Schneider’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in Schneider’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables.”
As an advisory vote, this proposal is not binding on Schneider, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
We currently include this advisory vote on an annual basis, and it is expected that the next say-on-pay vote will occur at the 2024 annual meeting of shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

Vote Required
The votes cast “for” this proposal must exceed the votes cast “against” this proposal for it to be approved. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.”

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, THE BOARD AND MANAGEMENT
The following table sets forth information, based on data provided to us, with respect to beneficial ownership of shares of our Class A and Class B common stock as of February 14, 2023 for (1) each person known by us to own beneficially more than five percent of the outstanding shares of either class of common stock (other than current directors or nominees), (2) each of our directors and nominees for election as directors, (3) the named executive officers, and (4) all of our directors, nominees and executive officers as a group.
Beneficial ownership for purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. Accordingly, the following table does not include options to purchase shares of our common stock that are not exercisable within the next 60 days or restricted stock units that have not vested and will not vest within the next 60 days. To our knowledge, except as indicated in the footnotes to This table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A or Class B common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Schneider National, Inc. 3101 South Packerland Dr., Green Bay, WI 54313. Percentage of beneficial ownership is based on 83,029,500 shares of Class A common stock and 95,663,952 shares of Class B common stock outstanding as of February 14, 2023.
	Class A Common Stock(1)		Class B Common Stock(2)
Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(3)	% of Class	Number of Shares and Nature of Beneficial Ownership(3)	% of Class
Holders of More Than 5%:
Joan D. Klimpel(4)	83,029,500	100.0%	30,600,077	31.99%
Thomas A. Gannon(5)	—	—	6,960,890	7.28%
Thomas J. Schneider(6)	16,605,900	20.0%	4,630,370	4.84%
Schneider National, Inc. Voting Trust(7)	83,029,500	100.0%	—	—
Kathleen Zimmerman	16,605,900	20.0%	2,887,467	3.02%
Mary P. DePrey(9)	16,605,900	20.0%	2,398,451	2.51%
Directors and Nominees (Non-Officers):
Jyoti Chopra	—	—	7,863	*
James R. Giertz(11)	—	—	33,407	*
Adam P. Godfrey(11)	—	—	661,783	*
Robert W. Grubbs(11)	—	—	304,382	*

	Class A Common Stock(1)		Class B Common Stock(2)
Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(3)	% of Class	Number of Shares and Nature of Beneficial Ownership(3)	% of Class
Robert M. Knight, Jr.	—	—	12,667	*
Therese A. Koller(12)	16,605,900	20.0%	3,678,583	3.85%
Paul Schneider	16,605,900	20.0%	1,810,300	1.89%
John A. Swainson(11)	—	—	18,623	*
James L. Welch(11)	—	—	24,095	*
Named Executive Officers:
Mark B. Rourke	—	—	1,239,140	*
Stephen Bruffett	—	—	253,376	*
Robert Reich	—	—	147,595	*
Shaleen Devgun	—	—	205,552	*
Thomas G. Jackson	—	—	88,608	*
All Directors, Nominees and Executive Officers as a Group	49,817,700	60.0%	8,574,974
*	Less than 1%.
(1)	Each share of the Company’s Class A common stock is entitled to 10 votes per share. The Schneider National, Inc. Voting Trust is the record holder of all shares of Class A common stock.
(2)	Each share of the Company’s Class B common stock is entitled to 1 vote per share.
(3)
Except as indicated below, all persons have represented to us that they exercise sole voting power and sole investment power with respect to their shares. For our executive officers, the Class B common stock amounts include the following shares subject to stock options vesting within 60 days of February 14, 2023: For Mr. Rourke, 97,454 shares; for Mr. Bruffett, 37,179 shares; for Mr. Devgun, 18,305 shares; for Mr. Jackson, 13,711 shares; and for our directors, nominees, and executive officers as a group, 201,167 shares.

(4)
Consists of (i) 83,029,500 Class A shares held in trust for the benefit of members of the Schneider family for which Ms. Klimpel serves as co-trustee, over which Ms. Klimpel has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 14,861,284 Class B shares held in trust for which Ms. Klimpel serves as co-trustee, over which Ms. Klimpel has shared voting and dispositive power, and (iii) 15,738,793 Class B shares held in trust for which Ms. Klimpel serves as sole trustee, over which she has sole voting and dispositive power. The Class A shares are represented by trust certificates issued by the Voting Trust. Ms. Klimpel’s address is c/o Godfrey and Kahn, 833 East Michigan St., Suite 1800, Milwaukee, WI 53202.

(5)
Consists of (i) 6,794,390 Class B shares held by trusts for which Mr. Gannon serves as co-trustee, over which he has shared voting and dispositive power and (ii) 166,500 Class B shares held directly by Mr. Gannon and his spouse, over which he and his spouse have sole voting and dispositive power.

(6)
Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 1,449,320 Class B shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, and (iii) 3,181,050 Class B shares held directly by Mr. Schneider, over which Mr. Schneider has sole voting and dispositive power. Mr. Schneider's interest in the Class A shares is represented by trust certificates issued by the Voting Trust.

(7)
Consists of Class A shares over which the members of the Corporate Governance Committee, who serve as the trustees of the Voting Trust, have shared voting power with the trustees of the trusts which have deposited such shares into the Voting Trust, subject to the terms of the Voting Trust.

(8)
Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Ms. Zimmermann and her descendants for which Ms. Zimmermann serves as co-trustee with Ms. Klimpel, over which Ms. Zimmermann has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 2,445,095 Class B shares held in trusts for the benefit of Ms. Zimmermann and her descendants for which Ms. Zimmermann serves as co-trustee with Ms. Klimpel, over which Ms. Zimmermann has shared voting and dispositive power, and (iii) 442,372 Class B shares held directly by Ms. Zimmermann, over which Ms. Zimmermann has sole voting and dispositive power. Excludes 244,350 shares of Class B Common Stock held by Ms. Zimmermann’s spouse, over which he has sole voting and dispositive power. Ms. Zimmermann 's interest in the Class A shares is represented by trust certificates issued by the Voting Trust.

(9)
Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Ms. DePrey and her descendants for which Ms. DePrey serves as co-trustee with Ms. Klimpel, over which Ms. DePrey has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 807,100 Class B shares held in trusts for the benefit of Ms. DePrey and her descendants for which Ms. DePrey serves as co-trustee with Ms. Klimpel, over which Ms. DePrey has shared voting and dispositive power, (iii) 566,594 Class B shares held directly by Ms. DePrey, over which Ms. DePrey has sole voting and dispositive power, and (iv) 1,024,757 Class B shares held in trust for the benefit of Ms. DePrey’s children for which Ms. DePrey serves as sole trustee, over which she has sole voting and dispositive power. Ms. DePrey's interest in the Class A shares is represented by trust certificates issued by the Voting Trust.
(10)
The number of shares owned set forth in the table is as of or about December 31, 2021 as reported by The Vanguard Group (“Vanguard”) in its Schedule 13G filed with the SEC. The address for This shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard reports shared dispositive power with respect to 76,609 of the shares and shared voting power with respect to 35,598 of the shares.

(11)	Excludes Class A shares subject to the terms of the Voting Trust.
(12)
Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Ms. Koller and her descendants for which Ms. Koller serves as co-trustee with Ms. Klimpel, over which Ms. Koller has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 2,025,689 Class B shares held in trusts for the benefit of Ms. Koller and her descendants for which Ms. Koller serves as co-trustee with Ms. Klimpel, over which Ms. Koller has shared voting and dispositive power, (iii) 1,652,894 Class B shares held directly by Ms. Koller, over which Ms. Koller has sole voting and dispositive power, and (iv) 1,191,870 Class B shares held in trust for the benefit of Ms. Koller’s children for which Ms. Koller serves as sole trustee, over which she has sole voting and dispositive power. Ms. Koller's interest in the Class A shares is represented by trust certificates issued by the Voting Trust.

(13)
Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 1,290,320Class B shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, and (iii) 519,980 Class B shares held directly by Mr. Schneider, over which Mr. Schneider has sole voting and dispositive power. Mr. Schneider's interest in the Class A shares is represented by trust certificates issued by the Voting Trust.

Voting Trust
The Voting Trust holds all of the outstanding shares of Class A common stock and is governed by the Amended and Restated 1995 Schneider National, Inc. Voting Trust Agreement and Voting Agreement (the “Voting Trust Agreement”). The Voting Trustees are the independent members of the Corporate Governance Committee who are not Schneider family members (currently James R. Giertz, Adam P. Godfrey, Robert W. Grubbs, John A. Swainson, Jyoti Chopra, Robert Knight, and James L. Welch). In exchange for shares of Class A common stock transferred to the Voting Trust by Schneider family trusts, the Voting Trustees issued trust certificates evidencing shares of beneficial interest in the Voting Trust equal to the number of shares of Class A common stock transferred to the Voting Trust.
The Voting Trustees do not have any economic rights or investment power with respect to the shares of Class A common stock transferred to the Voting Trust; their rights consist of voting rights. Under the Voting Trust Agreement, the Voting Trust exercises all voting power with respect to the shares of Class A common stock held by the Voting Trust. Unless otherwise prescribed by the Voting Trust Agreement, the Voting Trustees must act by majority consent in exercising all voting power with respect to the shares of Class A common stock subject to the Voting Trust. However, if there is a vacancy, the Voting Trustees must act by unanimous consent. On votes with respect to “Major Transactions” (described below) the Voting Trustees must take direction from the holders of trust certificates, voting in the same proportion as the vote of the holders of trust certificates. As a result, the vote on any Major Transactions will not be controlled by the Voting Trust, but instead will be controlled by certain trusts for the benefit of the Schneider family members holding the trust certificates issued by the Voting Trust. Our Amended and Restated Bylaws define a “Major Transaction” as any one of the following: (1) any transaction to which we are party that results in, or would result in, more than 40% of the voting power of our outstanding shares of stock being held collectively by persons who are not members of the Schneider family, (2) the sale of all or substantially all of our assets, (3) our dissolution or liquidation, (4) changing the location of our headquarters from Green Bay, Wisconsin to a different location, (5) the removal of the name “Schneider” from our legal and/or business name or (6) changing our official color from orange.
The Voting Trust also requires the Voting Trustees to vote all shares of capital stock of the Company held by the Voting Trust entitled to vote in the election of directors of the Company to elect as director in favor of: (1) each eligible family member (as defined in the Voting Trust Agreement) who has been nominated in accordance with the Schneider Family Board Nomination Process Agreement; (2) the Chief Executive Officer; and (iii) each of up to fifteen individuals who are not eligible family members, less the number of individuals elected pursuant to (1) and (2).
The Voting Trust Agreement will automatically terminate upon:
•
any of the following Major Transactions: (1) any transaction to which we are party that results in, or would result in, more than 40% of the voting power of our outstanding shares of stock being held collectively by persons who are not members of the Schneider family, (2) the sale of all or substantially all of our assets or (3) our dissolution or liquidation;

•
the affirmative vote of holders of trust certificates then holding at least 80% of the shares of beneficial interest in the Voting Trust or the unanimous agreement of the trustees of the Voting Trust to terminate the Voting Trust within 180 days after the issuance of our financial statements for any fiscal year as of the end of which the book value of the Company plus any distributions is less than two-thirds of the book value of the Company as of the end of any of the five fiscal years of the Company preceding such fiscal year; or

•
the time at which the outstanding shares of Class B common stock represent more than 40% of the voting power of the capital stock of the Company entitled to vote generally in the election of directors.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is responsible for the duties set forth in its charter, which can be found in the corporate governance section of the Company’s website at https://investors.schneider.com/investors/governance/default.aspx. The Audit Committee has oversight responsibilities set forth in its charter with respect to:
•	Accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management;
•	Quality and integrity of the Company’s financial statements;
•	Company’s compliance with legal and regulatory requirements;
•	Company’s overall risk management profile;
•	Independent auditor’s qualifications and independence;
•	Performance of the Company’s internal audit function and the independent registered public accounting firm;
•	Performance of the Company’s ethics and compliance function;
•	Preparing this annual Report of the Audit Committee to be included in the Company’s proxy statement.
The Committee is not responsible for preparing the financial statements, implementing, or assessing internal control over financial reporting or auditing the financial statements.
Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the NYSE listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that each of the independent members of the Committee meets the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate.
The Committee’s cybersecurity oversight consists of the Board and Audit Committee each receiving regular updates from senior management, including the CIO, on evolving cybersecurity threats and trends, cybersecurity technologies and solutions deployed internally, major cyber risks areas and threats to the Company, policies and procedures to address those cyber risks and cybersecurity incidents, assessing the adequacy of Company resources, funding and focus for cybersecurity activities, and attendance and participation in educational sessions about cybersecurity risks and threats. In 2022, the Committee confirmed that the internal audit function had reviewed controls pertaining to cybersecurity, was up-to-date on the Company’s resources and competencies (relative to its peers) related to cybersecurity and was committed to including cybersecurity related issues prominently and regularly on the internal audit function’s agenda going forward.
The Audit Committee reviews and reassesses its charter annually, and more frequently as necessary to address any changes in the NYSE corporate governance and SEC rules regarding audit committees and recommends any changes to the Board for approval.

Management has primary responsibility for preparing the financial statements, establishing, and maintaining adequate internal financial controllership, and for the public reporting process. The Company’s Internal Audit function is responsible for independently evaluating the efficiency and effectiveness of the key processes and supporting internal controls over financial reporting established by management. The Audit Committee-appointed independent registered public accounting firm for the fiscal year ended December 31, 2022, is responsible for auditing the financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
In accordance with the requirements of Sarbanes-Oxley, the related SEC rules and the NYSE Listing Standards, the Company engaged Deloitte & Touche, LLP as the Audit Committee-appointed independent registered public accounting firm for 2022. Deloitte has been the Company’s independent registered public accounting firm since 2002. The Audit Committee provides input on, and ultimately approved, the selection of the audit firm’s lead partner when rotations occur.
In its oversight role over financial reporting, in conjunction with its regular meetings and in separate, private, executive sessions during those meetings, the Committee reviewed and discussed with the Company’s management, including its CFO, the Company’s Internal Auditor and Deloitte, the overall scope for the audit of Schneider’s consolidated financial statements for the year ended December 31, 2022 (the “Consolidated 2022 Financial Statements”), the Consolidated 2022 Financial Statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, management judgments and/or accounting estimates and significant issues encountered in the performance of the audit. In this context, the Committee met five times during the fiscal year ended December 31, 2022. The Audit Committee’s review of the Company’s quarterly results or the Consolidated 2022 Financial Statements is not the equivalent of an audit.
The Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Committee has discussed various matters with Deloitte related to the audit and the Company’s consolidated financial statements, including critical accounting policies and practices used, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements, the clarity of disclosures in the consolidated financial statements, alternative treatments for material items that have been discussed with management, their assessment of Schneider’s internal control over financial reporting and the overall quality of Schneider’s financial reporting and other material written communications between Deloitte and management. The Committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Committee concerning Independence and has discussed with Deloitte its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte’s internal quality control procedures and other matters, as required by the NYSE listing standards. The Committee understands the need for Deloitte to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte focused on financial statement review and evaluation. The Audit Committee approved all services provided by Deloitte to the Company in 2022.
The Audit Committee annually reviews and assesses the Audit Committee-appointed independent registered public accounting firm. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K for 2022 for filing with the SEC, and that retention of Deloitte as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022 is in the best interest of the Company and its shareholders. This report is provided by the following independent Directors, who constitute the Committee:
Members of the Audit Committee
James R. Giertz, Chair
John A. Swainson
James L. Welch

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. We assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of Section 16 reports in our possession and on written representations from reporting persons, we believe that during 2022 all required reports for our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock were filed on a timely basis except that: (i) a late Form 4 was filed for Mr. David Geyer on January 21, 2022 to report sales pursuant to a Rule 10b5-1 trading plan; (ii) a late Form 4 was filed for Mr. Robert M. Reich on March 4, 2022 to report the exercise of stock options and the subsequent sale of the acquired shares on March 1, 2022; (iii) a late Form 4 was filed for Ms. Shelly Dumas-Magnin on March 17, 2022 to report a single equity award granted on February 15, 2022; (iv) a late Form 3 and Form 4 were each filed for James S. Filter on May 18, 2022 in connection with Mr. Filter becoming a reporting person on April 15, 2022; and (v) a late Form 4 was filed for Mr. Adam P. Godfrey on July 12, 2022 to report fully vested shares received in lieu of cash retainers on July 1, 2022.
SHAREHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING
The submission deadline for shareholder proposals to be included in our proxy materials for the 2024 annual meeting pursuant to Rule 14a-8 under the Exchange Act is November 10, 2023, except as may otherwise be provided in Rule 14a-8 under the Exchange Act. All such proposals must be received by the Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 by the required deadline to be considered for inclusion in the Company’s 2024 proxy materials.
ADVANCE NOTICE PROCEDURES FOR OUR 2024 ANNUAL MEETING
Under our Bylaws, director nominations and other business may be introduced at an annual meeting of the Company’s shareholders only by or at the direction of the Board or by a shareholder of record who is entitled to vote at the annual meeting who has complied with the notice procedures in our Bylaws. For a proposal to be properly introduced at an annual meeting of the Company’s shareholders, a shareholder must deliver timely notice of the proposal, the proposal must pertain to a subject which is proper for presentment at the meeting, and the notice must be accompanied with information described in our Bylaws. To be timely, the shareholder generally must deliver notice no later than the close of business on the 90th day prior to, and not earlier than the close of business on the 120th day in advance of, the anniversary of the annual meeting of shareholders held in the prior year. Accordingly, any notice for nominating directors at, or bringing other business before, the 2024 annual meeting must be submitted no earlier than December 26, 2023 and no later than January 25, 2024 (unless the date of the meeting is changed by more than 30 days). The notice must be sent to our Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate

Secretary. If the shareholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a shareholder.
Shareholders who intend to include director nominees in the proxy card for the 2024 annual meeting must provide written notice to the Corporate Secretary at the address above no later than February 24, 2024 with all the names of the nominees for whom such shareholder intends to solicit proxies. The notice must also meet all the requirements set forth in Rule 14a-19(b).
OTHER BUSINESS
The Board knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the accompanying proxy card to vote the shares represented thereby on those matters in accordance with their best judgment.
FORM 10-K
A copy of our Annual Report on Form 10-K will be sent without charge to any shareholder who requests it in writing, addressed to: Schneider National, Inc., Attn: Corporate Secretary, 3101 South Packerland Drive, Green Bay, WI 54313. Our Annual Report on Form 10-K is also posted and available for download from our company website at https://investors.schneider.com.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by the rules of the SEC), as well as any exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.
Dated: March 9, 2023
Green Bay, Wisconsin

SCHNEIDER

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 23, 2023 for shares held directly and by 11:59 P.M. ET on April 21, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNDR2023**

You may attend the meeting on April 24, 2023 at 8:00 a.m. Central Time via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 23, 2023 for shares held directly and by 11:59 P.M. ET on April 21, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96974-P81794 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCHNEIDER NATIONAL, INC.

The Board of Directors recommends you vote "FOR" all of the listed nominees.

	For All	Withhold All	For All Except
1. The election to Schneider National's Board of Directors of the nine nominees named in the proxy statement.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jyoti Chopra
02) James R. Giertz
03) Robert W. Grubbs
04) Robert M. Knight, Jr.
05) Therese A. Koller
06) Mark B. Rourke
07) John A. Swainson
08) James L. Welch
09) Kathleen M. Zimmermann

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche, LLP as Schneider National's independent registered public accounting firm for fiscal 2023	☐	☐	☐
3. Advisory vote to approve executive compensation	☐	☐	☐

NOTE: Shareholders may be asked to consider other business that may be properly brought before the meeting. Information regarding the use of discretionary authority to vote on any such other business may be found in the Other Business section of the Proxy Statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D96975-P81794

SCHNEIDER NATIONAL, INC.
Annual Meeting of Shareholders
April 24, 2023 8:00 a.m. Central Time
This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Stephen L. Bruffett and Thomas G. Jackson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHNEIDER NATIONAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held via live webcast at www.virtualshareholdermeeting.com/SNDR2023 at 8:00 a.m., Central Time, on April 24, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

Continued and to be signed on reverse side